                                                                  EXECUTION COPY

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              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                   (Depositor)

                                       and

                             COLUMN FINANCIAL, INC.
                                    (Seller)

                                       and

                          KEYBANK NATIONAL ASSOCIATION
                               (Additional Party)

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                        MORTGAGE LOAN PURCHASE AGREEMENT

                           Dated as of August 11, 2004

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                                TABLE OF CONTENTS

                                                                            Page
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Schedule I   Schedule of Transaction Terms
Schedule II  Mortgage Loan Schedule
Schedule III [Reserved]
Schedule IV  [Reserved]
Schedule V   Exceptions to Seller's Representations and Warranties
Exhibit A    Representations and Warranties Regarding the Mortgage Loan
Exhibit B    [Reserved]

                                      -i-

                        MORTGAGE LOAN PURCHASE AGREEMENT

     This Mortgage Loan Purchase Agreement (this "Agreement"), dated as of
August 11, 2004, is made by and between COLUMN FINANCIAL, INC., a Delaware corporation ("Column"), as seller (in such capacity, together with its successors and permitted assigns hereunder, "Seller"), and CREDIT SUISSE FIRST
BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation ("CSFB Mortgage
Securities"), as purchaser (in such capacity, together with its successors and permitted assigns hereunder, "Depositor"), and KEYBANK NATIONAL ASSOCIATION, a national banking association ("KeyBank"), as an additional party (in such capacity, together with its successors and permitted assigns hereunder,
"Additional Party").

                                    RECITALS

     I. Capitalized terms used herein without definition have the meanings ascribed to them in the Schedule of Transaction Terms attached hereto as
Schedule I, which is incorporated herein by this reference, or, if not defined therein, in the Pooling and Servicing Agreement specified on such Schedule of
Transaction Terms.

     II. On the Closing Date, and on the terms set forth herein, Seller has agreed to sell to Depositor and Depositor has agreed to purchase from Seller the mortgage loan identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as Schedule II (the "Mortgage Loan"). Depositor intends to deposit the
Mortgage Loan and other assets into a trust fund (the "Trust Fund") created pursuant to the Pooling and Servicing Agreement and to cause the issuance of the
Certificates.

     III. Column purchased the Mortgage Loan from KeyBank on August 19, 2004. In connection with its sale of the Mortgage Loan to Column, KeyBank agreed to make certain representations and warranties with respect to the Mortgage Loan, and to cause the delivery of certain documents with respect to the Mortgage Loan, to any person or entity that acquired the Mortgage Loan from Column, in accordance with the terms and provisions of the mortgage loan purchase agreement whereby
Column acquired the Mortgage Loan from KeyBank. In satisfaction of its agreement with Column, KeyBank, as Additional Party, is making the representations and warranties in this Agreement, and delivering or causing the delivery of the documents required by this Agreement, with respect to the Mortgage Loan.

                                    AGREEMENT

     NOW, THEREFORE, on the terms and conditions set forth below and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Depositor, Seller and Additional Party agree as follows:

     Section 1. Transactions on or Prior to the Closing Date. On or prior to the
Closing Date, with the reasonable cooperation of Seller, Additional Party shall have delivered the Mortgage File with respect to the Mortgage Loan listed in the
Mortgage Loan Schedule to Wells Fargo Bank, N.A. as trustee (the "Trustee") or its designee, against receipt by Additional Party of a written receipt, pursuant to an arrangement between Additional Party and the Trustee; provided, however, that item (xvi) in the definition of Mortgage File (below) shall be delivered to the Master Servicer for inclusion in the Servicer File (defined below) with a copy delivered to the Trustee for inclusion in the Mortgage File; provided further, that the Additional Party shall pay (or cause the related Borrower to pay) any costs of the assignment or amendment of each letter of credit described under such item (xvi) required in order for the Trustee to draw on such letter of credit pursuant to the terms of the Pooling and Servicing Agreement and, with the reasonable cooperation of Seller, shall deliver or cause the delivery of the related assignment or amendment documents within thirty (30) days after the
Closing Date, which period may be extended by thirty (30) days as provided in the Pooling and Servicing Agreement. In addition, prior to such assignment or amendment of a letter of credit, with the reasonable cooperation of Seller,
Additional Party will take all necessary steps to enable the Master Servicer to draw on the related letter of credit on behalf of the Trustee pursuant to the terms of the Pooling and Servicing Agreement, including, if necessary, drawing on the letter of credit in its own name pursuant to written instructions to draw from the Master Servicer and upon receipt, immediately remitting the proceeds of such draw (or causing such proceeds to be remitted) to the Master Servicer.

     Section 2. Closing Date Actions. The sale of the Mortgage Loan shall take place on the Closing Date, subject to and simultaneously with the deposit of the
Mortgage Loan into the Trust Fund, the issuance of the Certificates, the sale of the Publicly Offered Certificates by Depositor to the Underwriters pursuant to the Underwriting Agreement and the sale of the Private Certificates by Depositor to the Initial Purchaser pursuant to the Certificate Purchase Agreement. The closing (the "Closing") shall take place at the offices of Sidley Austin Brown &
Wood LLP, 787 Seventh Avenue, New York, New York 10019, or such other location as agreed upon between the parties hereto. On the Closing Date, the following actions shall take place in sequential order on the terms set forth herein:

          (i) Seller shall sell to Depositor, and Depositor shall purchase from
     Seller, the Mortgage Loan pursuant to this Agreement for the Mortgage Loan
     Purchase Price payable in accordance with instructions previously provided to Depositor by Seller. The Mortgage Loan Purchase Price shall be paid by
     Depositor to Seller or at its direction by wire transfer in immediately available funds to an account designated by Seller on or prior to the
     Closing Date. The "Mortgage Loan Purchase Price" shall be the price mutually agreed upon as such in writing between Depositor and Seller.

          (ii) Pursuant to the terms of the Pooling and Servicing Agreement,
     Depositor shall transfer all of its right, title and interest in, to and under the Mortgage Loan to the Trustee (for the benefit of the Holders of the Certificates) in exchange for the issuance of the Certificates to or at the direction of Depositor.

          (iii) Depositor shall sell to the Underwriters, and the Underwriters shall purchase from Depositor, the Publicly Offered Certificates pursuant to the Underwriting Agreement, and Depositor shall sell to the Initial
     Purchaser, and the Initial Purchaser shall purchase from Depositor, the
     Private Certificates pursuant to the Certificate Purchase Agreement.

                                      -2-

          (iv) The Underwriters will offer the Publicly Offered Certificates for sale to the public pursuant to the Prospectus and the Prospectus Supplement and the Initial Purchaser will privately place certain classes of the
     Private Certificates pursuant to the Offering Circular.

     Section 3. Conveyance of Mortgage Loan. Effective as of the Closing Date,
subject only to Seller's receipt of the Mortgage Loan Purchase Price, Seller does hereby assign, transfer, set over and otherwise convey, without recourse, to Depositor, free and clear of any liens, claims or other encumbrances, all of
Seller's right, title and interest in, to and under: (i) the Mortgage Loan identified on the Mortgage Loan Schedule and (ii) all property of Seller described in Section 20(b) of this Agreement, including, without limitation, (A)
all scheduled payments of interest and principal due on or with respect to the
Mortgage Loan after the Cut-off Date and (B) all other payments of interest, principal or prepayment premiums received on or with respect to the Mortgage
Loan after the Cut-off Date, other than any such payments of interest or principal or prepayment premiums that were due on or prior to the Cut-off Date.
The parties acknowledge that such assignment, transfer, setting over and other conveyance shall not be construed to limit any obligation of Seller and any servicing rights of Midland Loan Services, Inc. under that certain servicing rights purchase agreement, dated as of August 1, 2004, between Seller and
Midland Loan Services, Inc. or any primary servicing rights of KeyCorp Real
Estate Capital Markets, Inc. under any Primary Servicing Agreement with respect to the Mortgage Loan. The Mortgage File for each Mortgage Loan shall contain the following documents on a collective basis:

          (i) the original Note, bearing, or accompanied by, all prior and intervening endorsements or assignments showing a complete chain of endorsement or assignment from the applicable Mortgage Loan Originator either in blank or to Seller, and further endorsed (at the direction of
     Depositor given pursuant to this Agreement) by Seller (or, if appropriate,
     Additional Party), on its face or by allonge attached thereto, without recourse, either in blank or to the order of the Trustee in the following form: "Pay to the order of Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp.,
     Commercial Mortgage Pass-Through Certificates, Series 2004-C3, without recourse, representation or warranty, express or implied";

          (ii) a duplicate original Mortgage or a counterpart thereof or, if such Mortgage has been returned by the related recording office, (A) an original, (B) a certified copy or (C) a copy thereof from the applicable recording office, and originals or counterparts (or originals, certified copies or copies from the applicable recording office) of any intervening assignments thereof from the applicable Mortgage Loan Originator to Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording indicated thereon;

          (iii) an original assignment of the Mortgage, in recordable form
     (except for any missing recording information and, if applicable, completion of the name of the assignee), from Seller (or the applicable
     Mortgage Loan Originator) (or, if appropriate, Additional Party) either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial
     Mortgage Pass-Through Certificates, Series 2004-C3";

          (iv) an original, counterpart or copy of any related Assignment of
     Leases (if such item is a document separate from the Mortgage), and the originals, counterparts or copies of

                                      -3-

     any intervening assignments thereof from the applicable Mortgage Loan
     Originator of the Mortgage Loan to Seller, in each case in the form submitted for recording or, if recorded, with evidence of recording thereon;

          (v) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form
     (except for any missing recording information and, if applicable, completion of the name of the assignee), from Seller (or the applicable
     Mortgage Loan Originator) (or, if appropriate, Additional Party), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial
     Mortgage Pass-Through Certificates, Series 2004-C3";

          (vi) an original or true and complete copy of any related Security
     Agreement (if such item is a document separate from the Mortgage), and the originals or copies of any intervening assignments thereof from the applicable Mortgage Loan Originator to Seller;

          (vii) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage), from Seller (or the applicable Mortgage Loan Originator) (or, if appropriate, Additional
     Party), either in blank or to "Wells Fargo Bank, N.A., as trustee for the registered Holders of Credit Suisse First Boston Mortgage Securities Corp.,
     Commercial Mortgage Pass-Through Certificates, Series 2004-C3," which assignment may be included as part of an omnibus assignment covering other documents relating to the Mortgage Loan (provided that such omnibus assignment is effective under applicable law);

          (viii) originals or copies of all (A) assumption agreements, (B)
     modifications, (C) written assurance agreements and (D) substitution agreements, together with any evidence of recording thereon or in the form submitted for recording, in those instances where the terms or provisions of the Mortgage, Note or any related security document have been modified or the Mortgage Loan has been assumed;

          (ix) the original lender's title insurance policy or a copy thereof
     (together with all endorsements or riders that were issued with or subsequent to the issuance of such policy), or if the policy has not yet been issued, the original or a copy of a binding written commitment (which may be a pro forma or specimen title insurance policy which has been accepted or approved in writing by the related title insurance company, or an interim binder that is "marked up" as binding and countersigned by the title company, which in any case is binding on the title insurance company), insuring the priority of the Mortgage as a first lien on the related Mortgaged Property, relating to the Mortgage Loan;

          (x) the original or a counterpart of any guaranty of the obligations of the Borrower under the Mortgage Loan;

          (xi) UCC acknowledgement, certified or other copies of all UCC
     Financing Statements and continuation statements which show the filing or recording thereof (including the filing number or other similar filing information) or, alternatively, other evidence of filing or recording
     (including the filing number or other similar filing information)
     acceptable to the Trustee (including, without limitation, evidence of such filed or recorded UCC Financing Statement as shown on a written UCC search report from a reputable search firm, such as

                                      -4-

     CSC/LexisNexis Document Solutions, Corporation Service Company, CT
     Corporation System and the like or printouts of on-line confirmations from such UCC filing or recording offices or authorized agents thereof), sufficient to perfect (and maintain the perfection of) the security interest held by the applicable Mortgage Loan Originator (and each assignee of record prior to the Trustee) in and to the personalty of the Borrower at the Mortgaged Property, and original UCC Financing Statement assignments, in a form suitable for filing or recording, sufficient to assign each such
     UCC Financing Statement to the Trustee;

          (xii) the original or copy of the power of attorney (with evidence of recording thereon) granted by the Borrower if the Mortgage, Note or other document or instrument referred to above was not signed by the Borrower;

          (xiii) with respect to any debt of a Borrower permitted under the related Mortgage Loan, an original or copy of a subordination agreement, standstill agreement or other intercreditor, co-lender or similar agreement relating to such other debt, if any, including any mezzanine loan documents or preferred equity documents;

          (xiv) with respect to any Cash Collateral Accounts and Lock-Box
     Accounts, an original or copy of any related account control agreement;

          (xv) an original or copy of any related Loan Agreement (if separate from the related Mortgage), and an original or copy of any related Lock-Box
     Agreement or Cash Collateral Account Agreement (if separate from the related Mortgage and Loan Agreement);

          (xvi) the originals and copies of letters of credit, if any, relating to the Mortgage Loan and amendments thereto which entitles the Trust to draw thereon; provided that in connection with the delivery of the Mortgage
     File to the Trust, such originals shall be delivered to the Master Servicer and copies thereof shall be delivered to the Trustee;

          (xvii) any related environmental insurance policies and any environmental guarantees or indemnity agreements or copies thereof;

          (xviii) the original or a copy of the ground lease and ground lease estoppels, if any, and of any amendments, modifications or extensions thereto, if any;

          (xix) the original or copy of any property management agreement;

          (xx) without duplication with clause (xiii) above, a copy of the mortgage note evidencing the related Junior Loan, if any;

          (xxi) [reserved]; and

          (xxii) a checklist of the related Mortgage Loan Documents included in the subject Mortgage File;

     Notwithstanding the foregoing, in the event that, in connection with the
Mortgage Loan, Additional Party (with reasonable cooperation of Seller) cannot deliver, or cause to be delivered, an

                                      -5-

original, counterpart or certified copy, as applicable, of any of the documents and/or instruments required to be delivered pursuant to clauses (ii) (relating to Mortgages), (iv) (relating to Assignments of Leases), (viii) (relating to assumption agreements, modifications, written assurance agreements and substitution agreements), (xi) (relating to UCC Financing Statements and related documents)(other than assignments of UCC Financing Statements to be recorded or filed in accordance with the transfer contemplated by this Agreement) and (xii)
(relating to powers of attorney) of the last sentence of the first paragraph of this Section 3, with evidence of recording or filing thereon on the Closing
Date, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, the delivery requirements of such last sentence of such first paragraph of this
Section 3 should be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the Mortgage
File; provided that (or, if appropriate, Additional Party): (i) shall deliver, or cause to be delivered, to the Trustee or its designee and the Master Servicer a duplicate original or true copy of such document or instrument (certified by the applicable public recording or filing office, the applicable title insurance company or Seller to be a true and complete duplicate original or photocopy of the original thereof submitted for recording or filing) on the Closing Date; and
(ii) shall deliver, or cause to be delivered, to the Trustee or its designee
(with a copy thereof to the Master Servicer) either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate public recording or filing office to be a true and complete copy of the original thereof submitted for recording or filing), with evidence of recording or filing thereon within 120 days of the Closing Date, which period may be extended up to two times, in each case for an additional period of 45 days provided that Seller, as certified in writing to the Trustee prior to each such 45-day extension, is in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy.

     Notwithstanding the foregoing, in the event that, in connection with the
Mortgage Loan, Seller (or, if appropriate, Additional Party) cannot deliver, or cause to be delivered, an original, counterpart or certified copy, as applicable, of any of the documents and/or instruments required to be delivered pursuant to clauses (ii) (relating to Mortgages), (iv) (relating to Assigments of Leases), (viii) (relating to assumption agreements, modifications, written assurance agreements and substitution agreements), (xi) (relating to UCC
Financing Statements and related documents) (other than assignments of UCC
Financing Statements to be recorded or filed in accordance with the transfer contemplated by this Agreement) and (xii) (relating to powers of attorney) of the last sentence of the first paragraph of this Section 3, with evidence of recording or filing thereon for any other reason, including without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of this Agreement shall be deemed to have been satisfied and such non-delivered document or instrument shall be deemed to have been included in the related Mortgage File if a photocopy or duplicate original of such non-delivered document or instrument (with evidence of recording or filing thereon and certified by the appropriate recording or filing office to be a true and complete copy of the original thereof as filed or recorded) is delivered to the Trustee or its designee on or before the Closing Date.

     Notwithstanding the foregoing, in the event that Seller (or, if appropriate, Additional Party) cannot deliver or cause to be delivered, as to the Mortgage Loan, any UCC Financing Statement assignment with the filing or recording information of the related UCC Financing Statement with respect to the
Mortgage Loan, solely because such UCC Financing Statement has not been returned by the applicable public filing or recording office where such UCC Financing
Statement has been delivered for filing or recording, Additional Party shall not be in breach of its obligations with respect to such

                                      -6-

delivery, provided that Additional Party promptly forwards or causes to be forwarded such UCC Financing Statement to the Trustee or its designee (with a copy to the Master Servicer) upon its return from the applicable filing or recording office, together with the related original UCC Financing Statement assignment in a form appropriate for filing or recording.

     Notwithstanding the foregoing, Additional Party may elect, at its sole cost and expense, to engage a third-party contractor to prepare or complete in proper form for filing or recording any and all of the assignments of Mortgage, assignments of Assignments of Leases and assignments of UCC Financing Statements to the Trustee to be delivered pursuant to clauses (iii), (v), and (xi) of the last sentence of the first paragraph of this Section 3 (collectively, the
"Assignments"), to submit such Assignments for filing and recording, as the case may be, in the applicable public filing and recording offices and to deliver such Assignments to the Trustee or its designee (with a copy to the Master
Servicer) as such Assignments (or certified copies thereof) are received from the applicable filing and recording offices with evidence of such filing or recording indicated thereon. However, in the event Additional Party engages a third-party contractor as contemplated in the immediately preceding sentence, the rights, duties and obligations of Seller pursuant to this Agreement remain binding on Additional Party.

     Within ten (10) Business Days after the Closing Date, Additional Party
(with reasonable cooperation of Seller) shall deliver, or cause to be delivered, the Servicer File with respect to the Mortgage Loan to the Master Servicer (or, if applicable, to a Sub-Servicer (with a copy to the Master Servicer) at the direction of the Master Servicer), under the Pooling and Servicing Agreement on behalf of the Trustee in trust for the benefit of the Certificateholders. Such
Servicer File shall contain all documents and records in Additional Party's (or, if previously delivered by Additional Party to Seller, in Seller's) possession relating to the Mortgage Loan and constituting the related Servicing File (as defined in the Pooling and Servicing Agreement).

     Additional Party (with the reasonable cooperation of Seller) shall, promptly after the Closing Date, but in all events within three (3) Business
Days after the Closing Date, cause all funds on deposit in escrow accounts maintained with respect to the Mortgage Loan in the name of Additional Party or any other name to be transferred to or at the direction of the Master Servicer
(or, if applicable, to a Sub-Servicer at the direction of the Master Servicer).

     The Trustee, as assignee or transferee of Depositor, shall be entitled to all scheduled principal payments due after the Cut-off Date, all other payments of principal due and collected after the Cut-off Date, and all payments of interest on the Mortgage Loan, minus that portion of any such payment which is allocable to the period on or prior to the Cut-off Date. All scheduled payments of principal due on or before the Cut-off Date and collected after the Cut-off
Date, together with the accompanying interest payments, shall belong to Seller.

     Upon the sale of the Mortgage Loan from Seller to Depositor pursuant hereto, the ownership of the Note, the related Mortgage and the contents of the related Mortgage File shall be vested in Depositor and the ownership of all records and documents that constitute the Servicer File with respect to the related Mortgage Loan shall immediately vest in Depositor. All Monthly Payments,
Principal Prepayments and other amounts received by Seller and not otherwise belonging to Seller pursuant to this Agreement shall be sent by Seller within three (3) Business Days after Seller's receipt

                                      -7-

thereof to the Master Servicer via wire transfer for deposit by the Master
Servicer into the Collection Account.

     Upon the sale of Certificates representing at least 10% of the fair value of all the Certificates to unaffiliated third parties, Seller shall, under generally accepted accounting principles ("GAAP"), report its transfer of the
Mortgage Loan to Depositor, as provided herein, as a sale of the Mortgage Loan to Depositor in exchange for the consideration specified in Section 2 hereof. In connection with the foregoing, upon sale of Certificates representing at least
10% of the fair value of all the Certificates to unaffiliated third parties,
Seller shall cause all of its financial and accounting records to reflect such transfer as a sale (as opposed to a secured loan). Seller shall at all times following the Closing Date cause all of its records and financial statements and any relevant consolidated financial statements of any direct or indirect parent to clearly reflect that the Mortgage Loan have been transferred to Depositor and are no longer available to satisfy claims of Seller's creditors.

     After Seller's transfer of the Mortgage Loan to Depositor, as provided herein, neither Additional Party nor Seller shall take any action inconsistent with Depositor's ownership (or the ownership by any of Depositor's assignees) of the Mortgage Loan. Except for actions that are the express responsibility of another party hereunder or under the Pooling and Servicing Agreement, and further except for actions that either Additional Party or Seller is expressly permitted to complete subsequent to the Closing Date, each of Additional Party and Seller shall, on or before the Closing Date, take all actions required under applicable law to effectuate the transfer of the Mortgage Loan by Seller to
Depositor.

     Section 4. Depositor's Conditions to Closing. The obligations of Depositor to purchase the Mortgage Loan and pay the Mortgage Loan Purchase Price at the
Closing Date under the terms of this Agreement are subject to the satisfaction of each of the following conditions at or before the Closing:

     (a) The obligations of each of Seller and Additional Party required to be performed by it on or prior to the Closing Date pursuant to the terms of this
Agreement shall have been duly performed and complied with in all material respects; all of the representations and warranties of each of Seller and
Additional Party under this Agreement (subject to the exceptions set forth in the Exception Report) shall be true and correct in all material respects as of the Closing Date; no event shall have occurred with respect to either of Seller and Additional Party or the Mortgage Loan and related Mortgage File which, with notice or the passage of time, would constitute a material default under this
Agreement; and Depositor shall have received certificates to the foregoing effect signed by authorized officers of Seller and Additional Party, respectively.

     (b) Depositor, or if directed by Depositor, the Trustee or Depositor's attorneys or other designee, shall have received in escrow, all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to
Depositor, Seller and Additional Party, duly executed by all signatories other than Depositor, as required pursuant to the respective terms thereof:

          (i) the Mortgage File, subject to the provisos of Section 1 of this
     Agreement, which shall have been delivered to and held by the Trustee or its designee on behalf of Seller;

          (ii) the Mortgage Loan Schedule;

                                      -8-

          (iii) the certificate of Additional Party confirming its
     representations and warranties set forth in Section 8 (subject to the exceptions set forth in the Exception Report) as of the Closing Date;

          (iv) the certificate of Seller confirming its representations and warranties set forth in Section 6;

          (v) an opinion or opinions of each of Additional Party's counsel and
     Seller's counsel, respectively, dated the Closing Date, covering various corporate matters and such other matters as shall be reasonably required by
     Depositor;

          (vi) such other certificates of each of Additional Party's and
     Seller's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as Depositor or its counsel may reasonably request; and

          (vii) all other information, documents, certificates, or letters with respect to the Mortgage Loan or Additional Party, Seller and their respective Affiliates as are reasonably requested by Depositor in order for
     Depositor to perform any of it obligations or satisfy any of the conditions on its part to be performed or satisfied pursuant to any sale of Mortgage
     Loan by Depositor as contemplated herein.

     (c) Each of Additional Party and Seller shall have performed or complied with all other terms and conditions of this Agreement which it is required to perform or comply with at or before the Closing and shall have the ability to perform or comply with all duties, obligations, provisions and terms which it is required to perform or comply with after the Closing.

     (d) Seller (or, if appropriate, Additional Party) shall have delivered to the Trustee, on or before the Closing Date, five limited powers of attorney in favor of the Trustee and Special Servicer empowering the Trustee and, in the event of the failure or incapacity of the Trustee, the Special Servicer, to record, at the expense of Additional Party, any Mortgage Loan Documents required to be recorded and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage File. Seller and
Additional Party shall each reasonably cooperate with the Trustee and the
Special Servicer in connection with any additional powers or revisions thereto that are requested by such parties.

     Section 5. Seller's Conditions to Closing. The obligations of Seller under this Agreement shall be subject to the satisfaction, on the Closing Date, of the following conditions:

     (a) Each of the obligations of Depositor required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects; and all of the representations and warranties of Depositor under this Agreement shall be true and correct in all material respects as of the Closing Date; and no event shall have occurred with respect to Depositor which, with notice or the passage of time, would constitute a material default under this Agreement, and Seller shall have received certificates to that effect signed by authorized officers of
Depositor.

                                      -9-

     (b) Seller shall have received all of the following closing documents, in such forms as are agreed upon and reasonably acceptable to Seller and Depositor, duly executed by all signatories other than Seller, as required pursuant to the respective terms thereof:

          (i) an officer's certificate of Depositor, dated as of the Closing
     Date, with the resolutions of Depositor authorizing the transactions set forth therein, together with copies of the charter, by-laws and certificate of good standing dated as of a recent date of Depositor; and

          (ii) such other certificates of its officers or others, such opinions of Depositor's counsel and such other documents required to evidence fulfillment of the conditions set forth in this Agreement as Seller or its counsel may reasonably request.

     (c) Depositor shall have performed or complied with all other terms and conditions of this Agreement which it is required to perform or comply with at or before the Closing and shall have the ability to perform or comply with all duties, obligations, provisions and terms which it is required to perform or comply with after Closing.

     Section 6. Representations and Warranties of Seller. Seller represents and warrants to Depositor and Additional Party as of the date hereof, as follows:

     (a) Seller is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. Seller has conducted and is conducting its business so as to comply in all material respects with all applicable statutes and regulations of regulatory bodies or agencies having jurisdiction over it, except where the failure so to comply would not have a materially adverse effect on the performance by Seller of this Agreement, and there is no charge, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the knowledge of Seller, threatened, which is reasonably likely to materially and adversely affect the performance by Seller of this Agreement or the consummation of transactions contemplated by this Agreement.

     (b) Seller has the full power, authority and legal right to hold, transfer and convey its interest in the Mortgage Loan and to execute and deliver this
Agreement (and all agreements and documents executed and delivered by Seller in connection herewith) and to perform all transactions of Seller contemplated by this Agreement (and all agreements and documents executed and delivered by
Seller in connection herewith). Seller has duly authorized the execution, delivery and performance of this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith), and has duly executed and delivered this Agreement (and all agreements and documents executed and delivered by Seller in connection herewith). This Agreement (and each agreement and document executed and delivered by Seller in connection herewith), assuming due authorization, execution and delivery thereof by each other party thereto, constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, fraudulent transfer, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally, by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and by considerations of public policy.

                                      -10-

     (c) Neither the execution, delivery and performance of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement by Seller, will (A) conflict with or result in a breach of any of the terms, conditions or provisions of Seller's articles or certificate of incorporation and bylaws or similar type organizational documents, as applicable; (B) conflict with, result in a breach of, or constitute a default or result in an acceleration under, any agreement or instrument to which Seller is now a party or by which it (or any of its properties) is bound if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); (C) conflict with or result in a breach of any legal restriction if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); (D) result in the violation of any law, rule, regulation, order, judgment or decree to which
Seller or its property is subject if compliance therewith is necessary (1) to ensure the enforceability of this Agreement or (2) for Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith); or (E) result in the creation or imposition of any lien, charge or encumbrance that would have a material adverse effect upon Seller's ability to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith), or materially impair the ability of
Depositor to realize on the Mortgage Loan.

     (d) Seller is solvent and the sale of the Mortgage Loan (1) will not cause
Seller to become insolvent and (2) is not intended by Seller to hinder, delay or defraud any of its present or future creditors. After giving effect to its transfer of the Mortgage Loan, as provided herein, the value of Seller's assets, either taken at their present fair saleable value or at fair valuation, will exceed the amount of Seller's debts and obligations, including contingent and unliquidated debts and obligations of Seller, and Seller will not be left with unreasonably small assets or capital with which to engage in and conduct its business. Seller does not intend to, and does not believe that it will, incur debts or obligations beyond its ability to pay such debts and obligations as they mature. No proceedings looking toward liquidation, dissolution or bankruptcy of Seller are pending or contemplated.

     (e) No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority over Seller is required for (A) Seller's execution, delivery and performance of this Agreement (or any agreement or document executed and delivered by Seller in connection herewith), (B) Seller's transfer and assignment of the Mortgage Loan, or (C) the consummation by Seller of the transactions contemplated by this Agreement (or any agreement or document executed and delivered by Seller in connection herewith) or, to the extent so required, such consent, approval, authorization, order, registration, filing or notice has been obtained, made or given (as applicable), except for the filing or recording of assignments and other Mortgage Loan Documents contemplated by the terms of this Agreement and except that Seller may not be duly qualified to transact business as a foreign corporation or licensed in one or more states if such qualification or licensing is not necessary to ensure the enforceability of this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

                                      -11-

     (f) In connection with its sale of the Mortgage Loan, Seller is receiving new value. The consideration received by Seller upon the sale of the Mortgage
Loan constitutes at least fair consideration and reasonably equivalent value for the Mortgage Loan.

     (g) Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant of Seller contained in this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

     (h) There are no actions, suits or proceedings pending or, to Seller's knowledge, threatened in writing against Seller which are reasonably likely to draw into question the validity of this Agreement (or any agreement or document executed and delivered by Seller in connection herewith) or which, either in any one instance or in the aggregate, are reasonably likely to materially impair the ability of Seller to perform its duties and obligations under this Agreement (or any agreement or document executed and delivered by Seller in connection herewith).

     (i) Seller's performance of its duties and obligations under this Agreement
(and each agreement or document executed and delivered by Seller in connection herewith) is in the ordinary course of business of Seller and Seller's transfer, assignment and conveyance of the Mortgage Loan pursuant to this Agreement are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction. The Mortgage Loan do not constitute all or substantially all of Seller's assets.

     (j) Seller has not dealt with any Person that may be entitled, by reason of any act or omission of Seller, to any commission or compensation in connection with the sale of the Mortgage Loan to Depositor hereunder except for (A) the reimbursement of expenses as described herein or otherwise in connection with the transactions contemplated by the Pooling and Servicing Agreement and the issuance of the Certificates and (B) the commissions or compensation owed to the
Underwriters or the Initial Purchaser.

     (k) Seller is not in default or breach of any agreement or instrument to which Seller is now a party or by which it (or any of its properties) is bound which breach or default would materially and adversely affect the ability of
Seller to perform its obligations under this Agreement.

     (l) Seller has such right, title and interest in and to the Mortgage Loan as was transferred to it by Additional Party.

     (m) Seller has not transferred any of its right, title and interest in and to the Mortgage Loan to any Person other than Depositor hereunder.

     (n) Seller is transferring all of its right, title and interest in and to the Mortgage Loan to Depositor hereunder free and clear of any and all liens, pledges, charges, security interests and other encumbrances created by or through Seller.

     (o) Seller has not taken any action that would cause the representations and warranties made by a Borrower in the related Mortgage Loan Documents not to be true;

                                      -12-

     (p) Seller has not taken any action which would, in the case of the
Mortgage Loan, cause the Mortgaged Property to not be in compliance with all federal, state and local environmental laws pertaining to environmental hazards;

     (q) No advance of funds has been made by Seller to the related Borrower
(other than mezzanine debt and the acquisition of preferred equity interests by the preferred equity interest holder, as disclosed in the Prospectus
Supplement), and no funds have, to Seller's knowledge, been received from any person other than, or on behalf of, the related Borrower, for, or on account of, payments due on the Mortgage Loan;

     Section 7. Obligations of Additional Party. Each of the representations and warranties contained in or required to be made by Additional Party pursuant to
Section 8 of this Agreement shall survive the sale of the Mortgage Loan and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Notes and notwithstanding subsequent termination of this Agreement or the Pooling and Servicing Agreement. The representations and warranties contained in or required to be made by Additional Party pursuant to
Section 8 of this Agreement shall not be impaired by any review or examination of the Mortgage File or other documents evidencing or relating to the Mortgage
Loan or any failure on the part of Depositor to review or examine such documents and shall inure to the benefit of the initial transferee of the Mortgage Loan from Depositor including, without limitation, the Trustee for the benefit of the
Holders of the Certificates, notwithstanding (1) any restrictive or qualified endorsement on any Note, assignment of Mortgage or reassignment of Assignment of
Leases or (2) any termination of this Agreement prior to the Closing, but shall not inure to the benefit of any subsequent transferee thereafter.

     If any Certificateholder, the Master Servicer, the Special Servicer or the
Trustee discovers or receives notice of a breach of any of the representations or warranties made by Additional Party with respect to the Mortgage Loans
(subject to the exceptions to such representations and warranties set forth in the Exception Report), as of the date hereof in Section 8(viii) or as of the
Closing Date pursuant to Section 4(b)(iii) (in any such case, a "Breach"), or discovers or receives notice that (a) any document required to be included in the Mortgage File related to any Mortgage Loan is not in the Trustee's (or its designee's) possession within the time period required herein or (b) such document has not been properly executed or is otherwise defective on its face
(clause (a) and clause (b) each, a "Defect" (which term shall include the
"Defects" described in the immediately following paragraph) in the related
Mortgage File), such party shall give notice to the Master Servicer, the Special
Servicer, the Trustee and the Rating Agencies. If the Master Servicer or the
Special Servicer determines that such Breach or Defect materially and adversely affects the value of any Mortgage Loan or REO Loan or the interests of the
Holders of any Class of Certificates (in which case such Breach or Defect shall be a "Material Breach" or a "Material Defect", as applicable), it shall give prompt written notice of such Breach or Defect to the Depositor, the Trustee, the Master Servicer, the Special Servicer and the Additional Party and shall request that the Additional Party not later than the earlier of 90 days from the receipt by the Additional Party of such notice or discovery by the Additional
Party of such Breach or Defect (subject to the second succeeding paragraph, the
"Initial Resolution Period"): (i) cure such Breach or Defect in all material respects; (ii) repurchase the affected Mortgage Loan at the applicable Purchase
Price (as defined in the Pooling and Servicing Agreement); or (iii) substitute, in accordance with the Pooling and Servicing Agreement, one or more Qualified
Substitute Mortgage Loans (as defined in the Pooling and Servicing Agreement)
for such affected Mortgage Loan (provided that in no event shall any substitution

                                      -13-

occur later than the second anniversary of the Closing Date) and pay the Master
Servicer for deposit into the Collection Account any Substitution Shortfall
Amount (as defined in the Pooling and Servicing Agreement) in connection therewith; provided, however, that Additional Party shall have an additional 90 days to cure such Material Breach or Material Defect if all of the following conditions are satisfied: (i) such Material Breach or Material Defect is capable of being cured but not within the Initial Resolution Period; (ii) such Material
Breach or Material Defect does not cause the related Mortgage Loan not to be a
"qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code);
(iii) Additional Party has commenced and is diligently proceeding with the cure of such Material Breach or Material Defect within the Initial Resolution Period;
and (iv) Additional Party has delivered to the Rating Agencies, the Master
Servicer, the Special Servicer and the Trustee an Officer's Certificate that describes the reasons that the cure was not effected within the Initial
Resolution Period and the actions that it proposes to take to effect the cure and that states that it anticipates the cure will be effected within the additional 90-day period. If there exists a Breach of any representation or warranty that the related Mortgage Loan Documents or any particular Mortgage
Loan Document requires the related Borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan
Document(s), then Additional Party shall cure such Breach within the Initial
Resolution Period by reimbursing the Trust Fund (by wire transfer of immediately available funds to the Collection Account) the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the
Trustee or the Trust Fund that are the basis of such Breach and have not been reimbursed by the related Borrower; provided, however, that in the event any such costs and expenses exceed $10,000, Additional Party shall have the option to either repurchase the related Mortgage Loan at the applicable Purchase Price, replace the Mortgage Loan and pay any applicable Substitution Shortfall Amount or pay such costs and expenses. Except as provided in the proviso to the immediately preceding sentence, Additional Party shall remit the amount of such costs and expenses and upon its making such remittance, Additional Party shall be deemed to have cured such Breach in all respects. With respect to any repurchase of the Mortgage Loan hereunder or any substitution of one or more
Qualified Substitute Mortgage Loans for the Mortgage Loan hereunder, (A) no such substitution may be made in any calendar month after the Determination Date for such month; (B) scheduled payments of principal and interest due with respect to the Qualified Substitute Mortgage Loan(s) after the Due Date in the month of substitution, and scheduled payments of principal and interest due with respect to each Mortgage Loan being repurchased or replaced after the related Due Date in August 2004 and received by the Master Servicer or the Special Servicer on behalf of the Trust on or prior to the related date of repurchase or substitution, shall be part of the Trust Fund; and (C) scheduled payments of principal and interest due with respect to each such Qualified Substitute
Mortgage Loan on or prior to the Due Date in the month of substitution, and scheduled payments of principal and interest due with respect to each Mortgage
Loan being repurchased or replaced and received by the Master Servicer or the
Special Servicer on behalf of the Trust after the related date of repurchase or substitution, shall not be part of the Trust Fund, and Additional Party (or, if applicable, any person effecting the related repurchase or substitution in the place of Additional Party) shall be entitled to receive such payments promptly following receipt by the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement.

     Any of the following will cause a document in the Mortgage File to be deemed to have a "Material Defect": (a) the absence from the Mortgage File of the original signed Note; (b) the absence from the Mortgage File of the original signed Mortgage, unless there is included in the Mortgage File a certified copy of the Mortgage as recorded or as sent for recordation, together with a certificate stating that the original signed Mortgage was sent for recordation, or a copy of the Mortgage and the related

                                      -14-

recording information; (c) the absence from the Mortgage File of the item called for by clause (ix) (relating to evidence of title insurance) of the last sentence of the first paragraph of Section 3 hereof; (d) the absence from the
Mortgage File of any intervening assignments required to create an effective assignment to the Trustee on behalf of the Trust, unless there is included in the Mortgage File a certified copy of the intervening assignment as recorded or as sent for recordation, together with a certificate stating that the original intervening assignment was sent for recordation; (e) the absence from the
Mortgage File (or the Servicer File) of any required original letter of credit
(as required in the provisos of Section 1 hereof), provided that such Defect may be cured by any substitute letter of credit or cash reserve on behalf of the related Borrower; or (f) the absence from the Mortgage File of the original or a copy of any required ground lease. In addition, Additional Party shall cure any
Defect described in clause (b), (c), (e) or (f) of the immediately preceding sentence as required in Section 2.02(b) of the Pooling and Servicing Agreement.

     Any Defect or Breach which causes any Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code) shall be deemed a "Material Defect" or "Material Breach", as applicable, and the Initial
Resolution Period for the affected Mortgage Loan shall be 90 days following the earlier of Additional Party's receipt of notice (pursuant to this Section 7)
with respect to, or its discovery of, such Defect or Breach (which period shall not be subject to extension).

     If Additional Party does not, as required by this Section 7, correct or cure a Material Breach or a Material Defect in all material respects within the applicable Initial Resolution Period (as extended pursuant to this Section 7), or if such Material Breach or Material Defect is not capable of being so corrected or cured within such period, then Additional Party shall repurchase or substitute for the affected Mortgage Loan as provided in this Section 7.

     The Purchase Price or Substitution Shortfall Amount for any repurchased or substituted Mortgage Loan shall be payable to Depositor or, subsequent to the assignment of the Mortgage Loans to the Trustee, the Trustee as its assignee, by wire transfer of immediately available funds to the account designated by
Depositor or the Trustee, as the case may be, and Depositor or the Trustee, as the case may be, upon receipt of such funds, shall promptly release the related
Mortgage File and Servicer File or cause them to be released, to Additional
Party and shall execute and deliver such instruments of transfer or assignment as shall be necessary to vest in Additional Party the legal and beneficial ownership of the Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto) and the related Mortgage Loan Documents.

     It is understood and agreed that the obligations of Additional Party set forth in this Section 7 to cure, substitute for or repurchase a Mortgage Loan constitute the sole remedies available to Depositor and its successors and assigns respecting any Breach or Defect affecting the Mortgage Loan.

     Section 8. Representations and Warranties of Additional Party. Additional
Party represents and warrants to Depositor and Seller as of the date hereof, as follows:

          (i) Additional Party is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

          (ii) The execution and delivery by Additional Party of, and the performance by Additional Party under, this Agreement, and the consummation by Additional Party of the

                                      -15-

     transactions herein contemplated, will not: (a) violate Additional Party's organizational documents; or (b) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any indenture, agreement or other instrument to which Additional Party is a party or by which it is bound or which is applicable to it or any of its assets, which default or breach, in
     Additional Party's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of Additional Party to perform its obligations under this Agreement or the financial condition of
     Additional Party.

          (iii) Additional Party has full power and authority to enter into and perform under this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this
     Agreement.

          (iv) Assuming due authorization, execution and delivery hereof by the other parties hereto, this Agreement constitutes a valid, legal and binding obligation of Additional Party, enforceable against Additional Party in accordance with the terms hereof, subject to (A) applicable bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law and by considerations of public policy.

          (v) Additional Party is not in violation of, and its execution and delivery of this Agreement and its performance under and compliance with the terms hereof will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in Additional Party's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of Additional
     Party to perform its obligations under this Agreement or the financial condition of Additional Party.

          (vi) There are no actions, suits or proceedings pending or, to the best of Additional Party's knowledge, threatened against Additional Party which, if determined adversely to Additional Party, would prohibit
     Additional Party from entering into this Agreement or, in Additional
     Party's good faith and reasonable judgment, would be likely to affect materially and adversely either the ability of Additional Party to perform its obligations hereunder or the financial condition of Additional Party.

          (vii) No consent, approval, authorization or order of, or filing or registration with, any state or federal court or governmental agency or body is required for the consummation by Additional Party of the transactions contemplated herein, except for those consents, approvals, authorizations and orders that previously have been obtained and those filings and registrations that previously have been completed, and except for those filings and recordings of Mortgage Loan Documents and assignments thereof that are contemplated by the Pooling and Servicing Agreement to be completed after the Closing Date.

          (viii) The representations and warranties contained in Exhibit A hereto, subject to the exceptions to such representations and warranties set forth on Schedule V hereto, are true

                                      -16-

     and correct in all material respects as of the date hereof with respect to the Mortgage Loan identified on Schedule II.

     Section 9. Representations and Warranties of Depositor. Depositor hereby represents and warrants to Seller and Additional Party as of the date hereof, as follows:

     (a) Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as it is conducted, and is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification (except where the failure to qualify would not have a materially adverse effect on the consummation of any transactions contemplated by this Agreement).

     (b) The execution and delivery by Depositor of this Agreement and the performance of Depositor's obligations hereunder are within the corporate power of Depositor and have been duly authorized by Depositor and neither the execution and delivery by Depositor of this Agreement nor the compliance by
Depositor with the provisions hereof, nor the consummation by Depositor of the transactions contemplated by this Agreement, will (i) conflict with or result in a breach of, or constitute a default under, the certificate of incorporation or by-laws of Depositor or, after giving effect to the consents or taking of the actions contemplated by clause (ii) of this paragraph (b), any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on
Depositor or its properties, or any of the provisions of any material indenture or mortgage or any other material contract or other instrument to which
Depositor is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, contract or other instrument or (ii) require any consent of, notice to, or filing with any person, entity or governmental body, which has not been obtained or made by Depositor, except where, in any of the instances contemplated by clause (i) above or this clause (ii), the failure to do so will not have a material and adverse effect on the consummation of any transactions contemplated by this Agreement.

     (c) This Agreement has been duly executed and delivered by Depositor and this Agreement constitutes a legal, valid and binding instrument, enforceable against Depositor in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law)
and, as to rights of indemnification hereunder, subject to limitations of public policy under applicable securities laws.

     (d) There is no litigation, charge, investigation, action, suit or proceeding by or before any court, regulatory authority or governmental agency or body pending or, to the knowledge of Depositor, threatened against Depositor the outcome of which could be reasonably expected to materially and adversely affect the consummation of any transactions contemplated by this Agreement.

     Section 10. Survival of Certain Representations, Warranties and Covenants.
The respective representations and warranties set forth in or made pursuant to this Agreement, and the respective obligations of the parties hereto under
Sections 7 and 12 of this Agreement, will remain in full

                                      -17-

force and effect, regardless of any investigation or statement as to the result thereof made by or on behalf of any party and will survive payment for the various transfers referred to herein and delivery of the Certificates or termination of this Agreement.

     Section 11. [Reserved].

     Section 12. Recording Costs and Expenses. Additional Party agrees to reimburse the Trustee or its designee all recording and filing fees and expenses incurred by the Trustee or its designee in connection with the recording or filing of the Mortgage Loan Documents listed in Section 3 of this Agreement, including Assignments. In the event Additional Party elects to engage a third-party contractor to prepare, complete, file and record Assignments with respect to Mortgage Loan as provided in Section 3 of this Agreement, Additional
Party shall contract directly with such contractor and shall be responsible for such contractor's compensation and reimbursement of recording and filing fees and other reimbursable expenses pursuant to their agreement.

     Section 13. Notices. All demands, notices and communications hereunder shall be in writing and effective only upon receipt, and, (a) if sent to
Depositor, will be mailed, delivered or telecopied and confirmed to it at Credit
Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, 5th Floor, New
York, New York 10010, Attention: Edmund Taylor, Telecopy No.: (212) 743-4756
(with a copy to Tessa Peters, Telecopy No.: (212) 325-8282), or such other address or telecopy number as may be designated by Depositor to Seller in writing, or (b) if sent to Seller, will be mailed, delivered or telecopied and confirmed to it at Column Financial, Inc., 3414 Peachtree Road, N.E., Suite
1140, Atlanta, Georgia, 30326, Attention: Robert Barnes, Telecopy No.: (404)
261-5879, or such other address or telecopy number as may be designated by
Seller to Depositor in writing; or, if to Additional Party, addressed to
Additional Party at 911 Main Street, Suite 1500, Kansas City, Missouri 64105,
Attention: Clay M. Sublett, Telecopy No.: (816) 221-8848 (with a copy to 127
Public Square, Cleveland, Ohio 44114, Attention: Robert C. Bowes), or such other address as may be designated by Additional Party to the other parties hereto in writing.

     Section 14. Examination of Mortgage File. Upon reasonable notice, Seller, prior to the Closing Date, will make the Mortgage File available to Depositor or its agent for examination during normal business hours at Seller's offices or such other location as shall otherwise be agreed upon by Depositor and Seller.
The fact that Depositor or its agent has conducted or has failed to conduct any partial or complete examination of the Mortgage File shall not affect the rights of Depositor or the Trustee (for the benefit of the Certificateholders) to demand cure, repurchase, or other relief as provided herein.

     Section 15. Successors. This Agreement shall inure to the benefit of and shall be binding upon Seller, Additional Party and Depositor and their respective successors and permitted assigns, and nothing expressed in this
Agreement is intended or shall be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of Seller and Depositor and their respective successors and permitted assigns and for the benefit of no other Person; it being understood that (a) the indemnities of Additional Party contained in that certain Indemnification
Agreement dated August 11, 2004, among Additional Party, Depositor, the Initial
Purchaser and the Underwriters, relating to, among other things,

                                      -18-

information regarding the Mortgage Loan in the Prospectus Supplement and the
Offering Circular, subject to all limitations therein contained, shall also be for the benefit of the officers and directors of Depositor, the Underwriters and the Initial Purchaser and any person or persons who control Depositor, the
Underwriters and the Initial Purchaser within the meaning of Section 15 of the
Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended, and (b) the rights of Depositor pursuant to this Agreement, subject to all limitations herein contained, including those set forth in Section 7 of this
Agreement, may be assigned to the Trustee, for benefit of the
Certificateholders, as may be required to effect the purposes of the Pooling and
Servicing Agreement and, upon such assignment, the Trustee shall succeed to such rights of Depositor hereunder; provided that the Trustee shall have no right to further assign such rights to any other Person. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assign because of such ownership.

     Section 16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS TO
BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO CHOICE
OF LAW PRINCIPLES.

     Section 17. Severability. If any provision of this Agreement shall be prohibited or invalid under applicable law, this Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

     Section 18. Further Assurances. Depositor, Additional Party and Seller
agree to execute and deliver such instruments and take such actions as the other party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

     Section 19. Counterparts. This Agreement may be executed in counterparts
(and by each of the parties hereto on different counterparts), each of which when so executed and delivered will be an original, and all of which together will be deemed to constitute but one and the same instrument.

     Section 20. Treatment as Security Agreement. It is the express intent of the parties hereto that the conveyance of the Mortgage Loan by Seller to
Depositor as provided in this Agreement be, and be construed as, a sale of the
Mortgage Loan by Seller to Depositor. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loan by Seller to Depositor to secure a debt or other obligation of Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loan are held to be property of Seller or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loan:

     (a) this Agreement shall hereby create a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code in effect in the applicable state;

     (b) the conveyance provided for in this Agreement shall hereby grant from
Seller to Depositor a security interest in and to all of Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

          (i) all accounts, contract rights (including any guarantees), general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising

                                      -19-

     from or relating to any of the property described in the Mortgage Loan, including the related Notes, Mortgages and title, hazard and other insurance policies, identified on the Mortgage Loan Schedule, and all distributions with respect thereto payable after the Cut-off Date;

          (ii) all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other persons with respect to, all or any part of the collateral described in clause (i) above (including any accrued discount realized on liquidation of any investment purchased at a discount), in each case, payable after the Cut-off Date; and

          (iii) all cash and non-cash proceeds of the collateral described in clauses (i) and (ii) above payable after the Cut-off Date;

     (c) the possession by Depositor or its assignee of the Notes and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser or a person designated by him or her, for purposes of perfecting the security interest pursuant to the Uniform
Commercial Code (including, without limitation, Sections 9-306, 9-313 and 9-314 thereof) as in force in the relevant jurisdiction;

     (d) notifications to persons holding such property, and acknowledgments, receipts, confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents of, or persons holding for (as applicable), Depositor or its assignee for the purpose of perfecting such security interest under applicable law; and

     (e) Seller at the direction of Depositor or its assignee, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the
Mortgage Loan and the proceeds thereof, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. In connection herewith, Depositor and its assignee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction and may prepare and file such UCC Financing Statements as may be necessary or appropriate to accomplish the foregoing.

     Section 21. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation following the Closing Date in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by Additional Party at Additional
Party's expense at the direction of Depositor accompanied by an Opinion of
Counsel to the effect that such recordation materially and beneficially affects the interests of Depositor.

                                      * * *

                                      -20-

     IN WITNESS WHEREOF, the parties hereto have caused this Mortgage Loan
Purchase Agreement to be duly executed and delivered as the date first above written.

                                       COLUMN FINANCIAL, INC.,
                                       as Seller

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       CREDIT SUISSE FIRST BOSTON MORTGAGE
                                       SECURITIES CORP.,
                                       as Depositor

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       KEYBANK NATIONAL ASSOCIATION
                                       as Additional Party

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                                                      SCHEDULE I

                          SCHEDULE OF TRANSACTION TERMS

     This Schedule of Transaction Terms is appended to and incorporated by reference in the Mortgage Loan Purchase Agreement (the "Agreement"), dated as of
August 11, 2004, among Column Financial, Inc., KeyBank National Association and
Credit Suisse First Boston Mortgage Securities Corp. Capitalized terms used herein without definition have the meanings given them in or by reference in the
Agreement or, if not defined in the Agreement, in the Pooling and Servicing
Agreement.

     "Additional Party" shall have the meaning given such term in the first sentence of this Agreement.

     "Affiliate" means with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.

     "Assignments" shall have the meaning given such term in Section 3 of this
Agreement.

     "Borrower" means the borrower under the Mortgage Loan.

     "Breach" shall have the meaning given such term in Section 7 of this
Agreement.

     "Certificate Purchase Agreement" means the Certificate Purchase Agreement, dated August 11, 2004, among, Column Financial, Inc. (solely with respect to its obligations under Section 11 thereof), Depositor and the Initial Purchaser.

     "Certificates" means the Credit Suisse First Boston Mortgage Securities
Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-C3.

     "Closing" shall have the meaning given that term in Section 2 of this
Agreement.

     "Closing Date" means August 25, 2004.

     "Closing Statement" means the closing statement dated as of the Closing
Date and signed by, among others, the parties to this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Cut-off Date" means, individually and collectively, the applicable Due
Dates for the respective Mortgage Loan occurring in August 2004.

     "Defect" shall have the meaning given such term in Section 7 of this
Agreement.

     "Depositor" shall have the meaning given such term in the first sentence of this Agreement.

                                    SCH. I-1

     "Environmental Report" means the environmental audit report with respect to each Mortgaged Property delivered to Additional Party in connection with the related Mortgage, if any.

     "Exception Report" means the exceptions with respect to the representations and warranties made by Additional Party as to the Mortgage Loan in Section
8(viii) and under the written certificate described in Section 4(b)(iii) of this
Agreement, which exceptions are set forth in Schedule V attached hereto and made a part hereof.

     "Initial Purchaser" means Credit Suisse First Boston LLC.

     "Initial Resolution Period" shall have the meaning given such term in
Section 7 of this Agreement.

     "Loan Agreement" means, with respect to any Mortgage Loan, the loan agreement, if any, between the related Mortgage Loan Originator and the related
Borrower, pursuant to which the Mortgage Loan was made.

     "Material Breach" shall have the meaning given such term in Section 7 of this Agreement.

     "Material Defect" shall have the meaning given such term in Section 7 of this Agreement.

     "Mortgage File" means, collectively, the documents and instruments pertaining to the Mortgage Loan required to be included in the related Mortgage
File pursuant to Section 3 of this Agreement (subject to the first proviso in
Section 1 of this Agreement).

     "Mortgage Loan" shall have the meaning given such terms in Recital II of this Agreement.

     "Mortgage Loan Documents" means, collectively, the documents and instruments pertaining to the Mortgage Loan to be included in either the related
Mortgage File or the related Servicer File.

     "Mortgage Loan Originator" means any institution which originated the
Mortgage Loan for a related Borrower.

     "Mortgage Loan Purchase Price" means the amount described in Section 2 of this Agreement.

     "Mortgage Loan Schedule" shall have the meaning given such term in Recital
II of this Agreement.

     "Offering Circular" means the confidential offering circular dated August
11, 2004, describing certain classes of the Private Certificates.

     "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement creating the Trust Fund and the interests therein, dated as of August 1, 2004, among Depositor, the Master

                                    SCH. I-2

Servicer, the Special Servicer and the Trustee, including, without limitation, the exhibits and schedules annexed thereto.

     "Private Certificates" means the Certificates that are not Publicly Offered
Certificates.

     "Prospectus" means the Prospectus dated May 14, 2004, that is a part of
Depositor's registration statement on Form S-3 (File No. 333-116258).

     "Prospectus Supplement" means the Prospectus Supplement, dated August 11,
2004, relating to the Publicly Offered Certificates.

     "Publicly Offered Certificates" means the Class A-1, Class A-2, Class A-3,
Class A-4, Class A-5, Class A-1-A, Class B, Class C and Class D Certificates.

     "Seller" shall have the meaning given such term in the first sentence of this Agreement.

     "Servicer File" means, collectively, all documents, records and copies pertaining to the Mortgage Loan that are required to be included in the related
Servicer File pursuant to Section 3 (subject to the first proviso in Section 1).

     "Trust Fund" shall have the meaning given such term in Recital II of this
Agreement.

     "Trustee" shall have the meaning given such term in Section 1 of this
Agreement.

     "Underwriters" means Credit Suisse First Boston LLC, PNC Capital Markets,
Inc. and Goldman, Sachs & Co.

     "Underwriting Agreement" means the Underwriting Agreement, dated August 11,
2004, among Depositor, Column Financial, Inc. (solely with respect to its obligations under Section 12 thereof) and the Underwriters.

                                    SCH. I-3

                                                                     SCHEDULE II

                             MORTGAGE LOAN SCHEDULE

  LOAN
 NUMBER         PROPERTY NAME                                  ADDRESS
-----------------------------------------------------------------------------------------------------------------------------

      4    Mizner Park                                    200-459 Plaza Real and 225 Northeast Mizner Boulevard

 LOAN           CITY          STATE           ZIP              MORTGAGE   NET MORTGAGE         ORIGINAL              CUT-OFF
NUMBER                                                           RATE         RATE             BALANCE               BALANCE
--------------------------------------------------------------------------------------------------------------------------------

     4    Boca Raton            FL               33432          4.8400%      4.7986%     $ 53,168,778.00        $ 53,110,128.54

 LOAN     REMAINING   MATURITY DATE    ARD DATE          ORIGINAL             REMAINING               MONTHLY
NUMBER       TERM                                      AMORTIZATION         AMORTIZATION              PAYMENT
------------------------------------------------------------------------------------------------------------------------------

    4          59         7/1/2009                              360                     359        $280,245.11

                                                         ADMINISTRATIVE
  LOAN                            INTEREST        (TRUSTEE + SERVICING)         DUE                   DEFEASANCE     EARTHQUAKE
 NUMBER          UNITS/SF        CALCULATION                        FEE        DATE       ARD          (YES/NO)      INSURANCE
------------------------------------------------------------------------------------------------------------------------------------

     4            504,463        Actual/360                     0.0414%          1                       Yes           N/A

 LOAN                 ENVIRONMENTAL       GROUND      LOAN     LETTER OF
NUMBER                INSURANCE           LEASE      GROUP     CREDIT
---------------------------------------------------------------------------------

     4                Yes                 Yes          1       No

                                                                    SCHEDULE III

                                   [RESERVED]

                                   SCH. III-1

                                                                     SCHEDULE IV

                                   [RESERVED]

                                   SCH. III-1

                                                                      SCHEDULE V

                             EXCEPTIONS TO SELLER'S
                         REPRESENTATIONS AND WARRANTIES

     Reference is made to the Representations and Warranties set forth in
Exhibit A attached hereto corresponding to the paragraph numbers set forth below:

REPRESENTATION (VII):

         With respect to the Mizner Park Mortgage Loan, the leasehold estate in the Mortgaged Property is held by Crocker Downtown Development Associates,
Crocker Mizner III, Ltd. and Crocker Mizner IV, Ltd. (collectively, the
"Leasehold Owners"). The partnership interests in each of the Leasehold Owners are held directly or indirectly by the borrower. The Leasehold Owners have guaranteed payment of the Mizner Park Mortgage Loan and have mortgaged their respective interests under the ground leases and assigned their rights under the related leases to secure their obligations under such guaranty. Thus, the license to exercise certain rights and to perform certain obligations under the leases was granted to the related Leasehold Owners rather than the related borrower, and the related Leasehold Owners rather than the related borrower have an interest in the payments due under the leases.

         The Mizner Park Mortgage Loan is the first priority "A Loan" of an A/B structured loan transaction. The corresponding subordinate "B Loan" is not included in the sale by the Seller to the Depositor. The related Mortgage secures both the Mortgage Loan (with a first priority lien) and the corresponding "B Loan" (with a subordinate lien thereto).

REPRESENTATION (XIII):

         With respect to the Mizner Park Mortgage Loan, the lien of the related
Mortgage is a lien on the leasehold interest of the related Leasehold Owners rather than the related borrower.

         The Mizner Park Mortgage Loan is the first priority "A Loan" of an A/B structured loan transaction. The corresponding subordinate "B Loan" is not included in the sale by the Seller to the Depositor. The Mortgage and title insurance policy are each in the amount of the sum of the principal balances of the Mizner Park Mortgage Loan and the corresponding subordinate "B Loan".

REPRESENTATION (XXIII):

         With respect to the Mizner Park Mortgage Loan, the Leasehold Owners
rather than the related borrower are required to maintain the required insurance. The applicable insurance company is rated "AAA" by S&P but it is not known what ratings, if any, either have from Moody's or Fitch.

REPRESENTATION (XXVII):

         With respect to the Mizner Park Mortgage Loan, a Phase I environmental site assessment conducted on the related Mortgaged Property indicates that a funeral facility operated at the Mortgage Property from 1958 through 1965 and a dry cleaner operated at the Mortgaged Property from 1985-1989. Based on those prior uses, the environmental consultant recommended a Phase II environmental site assessment. In response, the borrower provided an

owner's policy of environmental insurance issued by American International
Specialty Lines Insurance Company (AIG). The policy provides coverage for pre-existing conditions in the amount of $10,000,000 per incident and
$10,000,000 in the aggregate.

REPRESENTATION (XXVIII):

         For the Mizner Mortgage Loan, interests in the Mortgaged Property may be transferred, without the related lender's consent, to an entity directly or indirectly controlling, controlled by or under common control with the related borrower and/or Henley Holding Company (an indirect owner of related borrower)
and/or the Rouse Company (an indirect owner of related borrower), or an entity directly or indirectly controlling, controlled by or under common control with any such party, including such a transfer which occurs as a result of any change in the composition of any direct, indirect, legal and/or beneficial ownership interest in the related borrower or Leasehold Owner. Additionally, interests in the Mortgaged Property or in the related borrower may be transferred, upon notice to the related lender, to a qualified real estate investor (defined as an institutional investor or an entity based in the U.S. that is free from any bankruptcy or criminal proceedings and has a net worth of $200 million, real estate assets of $500 million, and a cash equivalent position of $5 million)
provided that certain conditions are satisfied including a DSCR of at least
1.5:1.0, assumption of all obligations in connection with the Mizner Park
Mortgage Loan, payment of a transfer fee, a loan-to-value ratio of not more that
65%, endorsements to related lender's title insurance policy, payment of all costs and expenses, and delivery of all required opinions, including any letters determined by Lender to be necessary or desirable from each applicable Rating
Agency.

REPRESENTATION (XXXI):

      (2)        With respect to the Mizner Park Mortgage Loan, the ground
                 lessor has agreed that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender, but has not agreed that such action without consent is not binding on the related lender, its
                 successor or assigns.

      (6)        With respect to the Mizner Park Mortgage Loan, the estoppels obtained from the ground lessor set forth a default relating to a drop-off area adjacent to the Mortgaged Property that crosses a platted non-vehicular access line. The drop-off area has been located in this same place for many years and ground lessor has taken no action under the ground lease. Ground lessor is the
                 Boca Raton Community Redevelopment Agency and ground lessor is working with the Leasehold Owners toward the abandonment of the non-access easement. Ground lessor has adopted a resolution by which it has deemed the plat issue a mere technicality for which it will not pursue its remedies under the ground leases.

      (12)       With respect to the Mizner Park Mortgage Loan, the ground
                 lessor has not agreed to enter into a new lease upon a
                 rejection of the ground leases in a bankruptcy proceeding.

                                       2

REPRESENTATION (XXXIII):

         The Mizner Park Mortgage Loan is the "A/Loan" of an A/B structured loan transaction. The related Mortgage also secures the corresponding B/Note (which is not included in the sale by Seller to the Depositor) and the related Mortgage
Loan documents are cross-defaulted with the corresponding B/Note.

REPRESENTATION (XXXVI):

         The Mizner Park Mortgage Loan is the "A Loan" of an A/B structured loan transaction. The corresponding "B Loan" is not included in the sale by the
Seller to Depositor. The related Mortgage secures both the Mortgage Loan and the
"B Loan".

REPRESENTATION (XXXVII):

         With respect to the Mizner Park Mortgage Loan, the related borrower is permitted to directly or indirectly own interests in the Leasehold Owners that in turn own the leasehold interests in the Mortgaged Property.

REPRESENTATION (XXXIX):

         With respect to the Mizner Park Mortgage Loan, the Leasehold Owners
rather than the related borrower represent that they shall maintain all licenses and other legal requirements necessary and required to conduct its business.

REPRESENTATION (XLVII):

         Upon satisfaction of certain conditions specified in the loan documents, the Mizner Park Mortgage Loan permits the release of a portion of the
Mortgaged Property (multi-family apartments) which was given no value in the appraisal of the Mortgaged Property used to calculate the loan-to-value ratio of the Mortgaged Property for underwriting purposes.

                                       3

                                                                       EXHIBIT A

                         REPRESENTATIONS AND WARRANTIES
                          REGARDING THE MORTGAGE LOANS

                  For purposes of these representations and warranties, the
phrase "to the knowledge of the Seller" or "to the Seller's knowledge" shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Seller or any servicer acting on its behalf regarding the matters referred to, in each case without having conducted any independent inquiry or due diligence with respect to such matters and without any actual or implied obligation to make such inquiry or perform such due diligence, other than making such inquiry or performing such due diligence as would be customarily performed by prudent commercial or multifamily mortgage lenders or servicers (as the case may be) with respect to similar mortgage loans or mortgaged properties. All information contained in documents which are part of or required to be part of a Mortgage File shall be deemed to be within the knowledge of the Seller. Wherever there is a reference to receipt by, or possession of, the Seller of any information or documents, or to any action taken by the Seller or not taken by the Seller, such reference shall include the receipt or possession of such information or documents by, or the taking of such action or the not taking of such action by, either the Seller or any servicer acting on its behalf.

                  The Seller hereby represents and warrants, subject to the
exceptions set forth in the applicable Exception Report, with respect to the
Mortgage Loans that as of the date hereinbelow specified or, if no such date is specified, as of the date of this Agreement:

                     (i) Immediately prior to the sale, transfer and assignment to the Depositor, no Note or Mortgage was subject to any assignment
         (other than assignments which show a complete chain of assignment to the Seller), participation or pledge, and the Seller had good and marketable title to, and was the sole owner of, the related Mortgage
         Loan;

                     (ii) Each Mortgage Loan was either:

                                    (1) originated by a savings and loan
                           association, savings bank, commercial bank, credit
                           union, or insurance company, which is supervised and
                           examined by a Federal or State authority, or by a
                           mortgagee approved by the Secretary of Housing and
                           Urban Development pursuant to Sections 203 and 211 of
                           the National Housing Act (any of the foregoing,
                           including the Seller, a "Qualified Originator"); or

                                    (2) if originated by a person which is not a
                           Qualified Originator (any such person, a
                           "Non-Qualified Originator"), then:

                                    (1) such Mortgage Loan was underwritten in
                           accordance with standards established by a Qualified
                           Originator, using application forms and related
                           credit documents approved by the Qualified
                           Originator;

                                    (2) the Qualified Originator approved each
                           application and related credit documents before a
                           commitment by the Non-Qualified Originator was
                           issued, and no such commitment was issued until the
                           Qualified Originator agreed to fund such Mortgage
                           Loan;

                                    (3) the Mortgage Loan was originated by the
                           Non-Qualified Originator pursuant to an ongoing,
                           standing relationship with the Qualified Originator;
                           and

                                    (4) the closing documents for the Mortgage
                           Loan were prepared on forms approved by the Qualified
                           Originator, and, pursuant to the Non-Qualified
                           Originator's ongoing, standing relationship with the
                           Qualified Originator, either:

                                            a. such closing documents reflect
                                    the Qualified Originator as the original
                                    mortgagee, and such Mortgage Loan was
                                    actually funded by the Qualified Originator
                                    at the closing thereof;

                                            b. such closing documents reflect
                                    the Non-Qualified Originator as the original
                                    mortgagee, but include assignment documents
                                    executed by the Non-Qualified Originator in
                                    favor of the Qualified Originator at the
                                    time of the closing of the Mortgage Loan,
                                    reflecting the Qualified Originator as the
                                    successor and assign to the Non-Qualified
                                    Originator, and the Mortgage Loan was funded
                                    initially by the Non-Qualified Originator at
                                    the closing thereof and then acquired by the
                                    Qualified Originator from such Non-Qualified
                                    Originator; or

                                            c. such closing documents reflect
                                    the Non-Qualified Originator as the original
                                    mortgagee, but include assignment documents
                                    executed by the Non-Qualified Originator in
                                    favor of the Qualified Originator at the
                                    time of the closing of the Mortgage Loan,
                                    reflecting the Qualified Originator as the
                                    successor and assign to the Non-Qualified
                                    Originator, and the Mortgage Loan was funded
                                    initially by the Qualified Originator at the
                                    closing thereof and then acquired by the
                                    Qualified Originator from such Non-Qualified
                                    Originator.

                     (iii) The Seller has full right and authority to sell,
         assign and transfer such Mortgage Loan and the assignment to the
         Depositor constitutes a legal, valid and binding assignment of such
         Mortgage Loan;

                     (iv) The Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or any other interests or security interests of any nature encumbering such Mortgage Loan, except for interests in servicing rights created or granted under the Pooling and Servicing Agreement, subservicing agreements and/or

servicing rights purchase agreements being executed and delivered in connection herewith;

                     (v) To Seller's knowledge, based on the related borrower's representations and covenants in the related mortgage loan documents and such other due diligence as a reasonably prudent commercial mortgage lender would deem appropriate, the borrower, lessee and/or operator was in possession of all licenses, permits, and authorizations then required for use of the Mortgaged Property which were valid and in full force and effect as of the origination date and to Seller's actual knowledge, such licenses, permits and authorizations are still valid and in full force and effect;

                     (vi) Each related Note, Mortgage, assignment of leases (if any) and other agreement executed by or for the benefit of the related borrower, any guarantor or their successors or assigns in connection with such Mortgage Loan is the legal, valid and binding obligation of the related borrower, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and there is no right of offset, rescission, abatement or diminution or valid defense or counterclaim available to the related borrower with respect to such Note, Mortgage, Assignment of Leases and other agreements, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                     (vii) The Mortgage File contains an Assignment of Leases,
         either as a separate instrument or incorporated into the related
         Mortgage. Each related Assignment of Leases creates a valid first priority collateral assignment of, or a valid first priority lien or security interest in, certain rights under the related lease or leases, subject only to Permitted Encumbrances (as defined below) and to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity
         (regardless of whether such enforceability is considered in a proceeding in equity or at law); no person other than the related borrower owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender's interest therein;

                     (viii) Each related assignment of Mortgage from the Seller to the Depositor and related assignment of the Assignment of Leases, if the Assignment of Leases is a separate document from the Mortgage, is in recordable form (but for the insertion of the name and address of the assignee and any related recording information, which is not yet available to the Seller), and such assignments and any assignment of any other agreement executed by or for the benefit of the related borrower, any guarantor or their successors or assigns in connection with such Mortgage Loan from the Seller to the

         Depositor constitutes the legal, valid and binding assignment from the
         Seller to the Depositor, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting the enforcement of creditors' rights or by general principles of equity
         (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                     (ix) Since origination (a) except as set forth in the
         related Mortgage File, such Mortgage Loan has not been modified, altered, satisfied, canceled, subordinated or rescinded in whole or in part and (b) each related Mortgaged Property has not been released, in whole or in part, from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage and since June 8, 2004, no waiver, consent, modification, assumption, alteration, satisfaction, cancellation, subordination or rescission which changes the terms of, or the security for, the Mortgage Loan in any material respect has occurred or been given;

                     (x) Each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property (subject to Permitted
         Encumbrances (as defined below)), except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and such Mortgaged
         Property is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy (as described below). A UCC financing statement has been filed and/or recorded (or sent for filing or recording) in all places necessary to perfect a valid security interest in the personal property necessary to operate the Mortgaged Property as currently operated; and
         such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property, any personal property leases applicable to such personal property and any other security interest in such personal property which do not, individually or in the aggregate, materially interfere with the security intended to be provided for such Mortgage Loan. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on the property described therein, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). In the case of any Mortgage Loan secured by a hotel, the related loan documents contain such provisions as are necessary and UCC
         Financing Statements have been filed as necessary, in each case, to perfect a valid first priority security interest in the related operating revenues with respect to such Mortgaged Property.
         Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rent, operating revenues or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection;

                     (xi) The Seller has not taken any action that would cause
         the representations and warranties made by the related borrower in the related Mortgage Loan Documents not to be true;

                     (xii) The Seller has no knowledge that the material
         representations and warranties made by the related borrower in the related Mortgage Loan Documents are not true in any material respect;

                     (xiii) The lien of each related Mortgage is a first
         priority lien on the fee or leasehold interest of the related borrower in the principal amount of such Mortgage Loan or allocated loan amount of the portions of the Mortgaged Property covered thereby (as set forth in the related Mortgage) after all advances of principal and is insured by an ALTA lender's title insurance policy (except that if such policy is yet to be issued, such insurance may be evidenced by a "marked up"
         pro forma policy, specimen policy or title commitment in any case marked as binding and countersigned by the title company or its authorized agent, either on its face or by an acknowledged closing instruction or escrow letter), or its equivalent as adopted in the applicable jurisdiction, insuring the lender and its successors and assigns (as sole insured) as to such lien, subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties, (b)
         covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged
         Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in such policy, none of which, individually or in the aggregate, materially interferes with the current general use of the Mortgaged Property or materially interferes with the security intended to be provided by such Mortgage or with the related borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property, (d) the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related Mortgaged Property, (e) if the related Mortgage Loan is cross-collateralized with any other Mortgage Loan in the trust fund, the lien of the mortgage instrument for that other Mortgage Loan and
         (f) if the related Mortgaged Property is a unit in a condominium, the related condominium declaration (items (a), (b), (c), (d), (e) and (f)
         collectively, "Permitted Encumbrances") and with respect to each
         Mortgage Loan, such Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related Mortgage, the current principal use of the related Mortgaged Property or the current ability of the related
         Mortgaged Property to generate income sufficient to service such
         Mortgage Loan; the premium for such policy was paid in full; such policy (or if it is yet to be issued, the coverage to be afforded thereby) is issued by a title insurance company licensed to issue policies in the state in which the related Mortgaged Property is located (unless such state is Iowa) and is assignable (with the related
         Mortgage Loan) to the Depositor and the Trustee without the consent of or any notification to the insurer, and is in full force and effect upon the consummation of the transactions contemplated by the Mortgage
         Loan Purchase Agreement; no claims have been made under such policy and the Seller has not undertaken any action or omitted to

         take any action, and has no knowledge of any such act or omission, which would impair or diminish the coverage of such policy;

                     (xiv) The proceeds of such Mortgage Loan have been fully
         disbursed and there is no requirement for future advances thereunder, and no future advances have been made which are not reflected in the related Mortgage File;

                     (xv) Except as set forth in a property inspection report or engineering report prepared in connection with the origination of the
         Mortgage Loan, as of the later of the date of origination of such
         Mortgage Loan or the most recent inspection of the related Mortgaged
         Property by the Seller, as applicable, and to the knowledge of Seller as of the date hereof, each related Mortgaged Property is free of any material damage that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan
         (normal wear and tear excepted). If any of the inspection or engineering reports referred to above in this Paragraph (xv) revealed any immediate repair items, then one of the following is true: (a) the repairs and/or maintenance necessary to correct such condition have been completed in all material respects; (b) an escrow of funds is required or a letter of credit was obtained in an amount reasonably estimated to be sufficient to complete the repairs and/or maintenance necessary to correct such condition; or (c) the reasonable estimation at the time of origination of the Mortgage Loan of the cost to complete the repairs and/or maintenance necessary to correct such condition represented no more than the greater of (i) $50,000 and (ii) 2% of the value of the related Mortgaged Property as reflected in an appraisal conducted in connection with the origination of the subject Mortgage
         Loan; as of the closing date for each Mortgage Loan and, to the
         Seller's knowledge, as of the date hereof, there is no proceeding pending for the total or partial condemnation of such Mortgaged
         Property that would have a material adverse effect on the use or value of the Mortgaged Property;

                     (xvi) The Seller has inspected or caused to be inspected
         each related Mortgaged Property within the past twelve months, or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within three months of origination of the Mortgage Loan;

                     (xvii) No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature other than the ARD Loans which may have negative amortization from and after the Anticipated Repayment Date;

                     (xviii) Each Mortgage Loan is a whole loan and neither the
         Mortgage Loan nor the related Mortgage Loan Documents create or grant an equity participation to the lender or any other party;

                     (xix) The Mortgage Rate (exclusive of any default interest, late charges, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury. Except to the extent any noncompliance did not materially and adversely affect the value of the related Mortgaged Property, the security provided by the Mortgage or the related borrower's operations at the related Mortgaged

         Property, any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to such Mortgage Loan have been complied with as of the date of origination of such Mortgage Loan;

                     (xx) Neither the Seller nor to the Seller's knowledge, any originator, committed any fraudulent acts during the origination process of any Mortgage Loan and the origination, servicing and collection of each Mortgage Loan is in all respects legal, proper and prudent in accordance with customary commercial mortgage lending standards, and no other person has been granted or conveyed the right to service the Mortgage Loans or receive any consideration in connection therewith, except as provided in the Pooling and Servicing
         Agreement or any permitted subservicing agreements and/or servicing rights purchase agreements being executed and delivered in connection therewith;

                     (xxi) All taxes and governmental assessments that became
         due and owing prior to the date hereof with respect to each related
         Mortgaged Property and that are or may become a lien of priority equal to or higher than the lien of the related Mortgage have been paid or an escrow of funds has been established and such escrow (including all escrow payments required to be made prior to the delinquency of such taxes and assessments) is sufficient to cover the payment of such taxes and assessments;

                     (xxii) All escrow deposits and payments required pursuant
         to each Mortgage Loan are in the possession, or under the control, of the Seller or its agent and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith. All such escrows and deposits are being conveyed by the Seller to the Depositor and identified as such with appropriate detail. With respect to any disbursements made from such escrows, any requirements for the disbursement of any such escrows have been complied with in all material respects;

                     (xxiii) Each related Mortgaged Property is insured by a
         fire and extended perils insurance policy, issued by an insurer meeting the requirements of the Pooling and Servicing Agreement, in an amount not less than the lesser of the principal amount of the related
         Mortgage Loan and the replacement cost (with no deduction for physical depreciation) and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the related
         Mortgaged Property; each related Mortgaged Property is also covered by business interruption or rental loss insurance which covers a period of not less than 12 months and comprehensive general liability insurance in amounts generally required by prudent commercial mortgage lenders for similar properties; all Mortgaged Properties in California or in a seismic zone 4 or 5 have had a seismic assessment done and earthquake insurance was obtained to the extent any such Mortgaged Property has a probable maximum loss in the event of an earthquake of greater than twenty percent (20%) of the replacement value of the related improvements; if the Mortgaged Property for any Mortgage Loan is
         located within Florida or within 25 miles of the coast of North
         Carolina, South Carolina, Georgia, Alabama, Mississippi, Louisiana or
         Texas, then, such Mortgaged Property is insured by windstorm insurance in an amount at least equal to the lesser of (i) the outstanding principal balance of such

         Mortgage Loan and (ii) 100% of the insurable replacement cost of the improvements located on the related Mortgaged Property; the Mortgaged
         Properties securing all of the Mortgage Loans having a Stated Principal
         Balance in excess of $3,000,000 have, as of the date hereof, insurance policies in place with respect to acts of terrorism or damage related thereto (excluding acts involving nuclear, biological or chemical terrorism), except any such Mortgage Loans that are listed on the applicable Exception Report. All premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies or the related insurance certificates require prior notice to the insured of reduction in coverage, termination or cancellation, and no such notice has been received by the Seller; such insurance names the lender under the Mortgage Loan and its successors and assigns as a named or additional insured; each related Mortgage
         Loan obligates the related borrower to maintain all such insurance and, at such borrower's failure to do so, authorizes the lender to maintain such insurance at the borrower's cost and expense and to seek reimbursement therefor from such borrower;

                     (xxiv) There is no monetary default, breach, violation or
         event of acceleration existing under the related Mortgage Loan. To the
         Seller's knowledge, there is no (a) non-monetary default, breach, violation or event of acceleration existing under the related Mortgage
         Loan or (b) event (other than payments due but not yet delinquent)
         which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b) would materially and adversely affect the use or value of the Mortgage Loan or the related
         Mortgaged Property. Notwithstanding the foregoing, this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation or warranty made by the Seller elsewhere in this Exhibit A or the Exception Report;

                     (xxv) No Mortgage Loan has been more than 30 days
         delinquent in making required payments since origination and as of the
         Cut-off Date no Mortgage Loan is 30 or more days delinquent in making required payments;

                     (xxvi) (a) Each related Mortgage contains provisions so as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure or, subject to applicable state law requirements, appointment of a receiver, and (b) there is no exemption available to the borrower which would interfere with such right to foreclose, except, in the case of either (a) or (b), as the enforcement of the Mortgage may be limited by bankruptcy, insolvency, reorganization, moratorium, redemption or other laws affecting the enforcement of creditors' rights or by general principles of equity
         (regardless of whether such enforceability is considered in a proceeding in equity or at law). No borrower is a debtor in a state or federal bankruptcy or insolvency proceeding;

                     (xxvii) At origination, each borrower represented and
         warranted in all material respects that to its knowledge, except as set forth in certain environmental reports and, except as commonly used in the operation and maintenance of properties of

         similar kind and nature to the Mortgaged Property, in accordance with prudent management practices and applicable law, and in a manner that does not result in any contamination of the Mortgaged Property, it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any hazardous materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of hazardous materials or other environmental laws; the related borrower agreed to indemnify, defend and hold the mortgagee and its successors and assigns harmless from and against losses, liabilities, damages, injuries, penalties, fines, expenses, and claims of any kind whatsoever (including attorneys' fees and costs) paid, incurred or suffered by, or asserted against, any such party resulting from a breach of the foregoing representations, warranties or covenants given by the borrower in connection with such
         Mortgage Loan. A Phase I environmental report and with respect to certain Mortgage Loans, a Phase II environmental report was conducted by a reputable independent environmental consulting firm in connection with such Mortgage Loan, which report did not indicate any material non-compliance with applicable environmental laws or material existence of hazardous materials or, if any material non-compliance or material existence of hazardous materials was indicated in any such report, then at least one of the following statements is true: (A) funds reasonably estimated to be sufficient to cover the cost to cure any material non-compliance with applicable environmental laws or material existence of hazardous materials have been escrowed, or a letter of credit in such amount has been provided, by the related borrower and held by the related mortgagee; (B) if the environmental report recommended an operations and maintenance plan, but not any material expenditure of funds, an operations and maintenance plan has been required to be obtained by the related borrower; (C) the environmental condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof; (D) a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related
         Mortgaged Property was otherwise listed by such governmental authority as "closed"); (E) such conditions or circumstances identified in the
         Phase I environmental report were investigated further and based upon such additional investigation, an environmental consultant recommended no further investigation or remediation; (F) a party unrelated to the borrower with financial resources reasonably estimated to be adequate to cure the condition or circumstance provided a guaranty or indemnity to the related borrower to cover the costs of any required investigation, testing, monitoring or remediation; (G) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater than two percent (2%) of the outstanding principal balance of the related Mortgage Loan; or (H) a lender's environmental insurance policy was obtained and is a part of the related Mortgage File. Notwithstanding the preceding sentence, with respect to certain Mortgage Loans with an original principal balance of less than $3,000,000, no environmental report may have been obtained, but (in such cases where a Phase I environmental report was not obtained) a lender's environmental insurance policy was obtained with respect to each such Mortgage Loan. Each of such lender's environmental insurance policies is a part of the related Mortgage File. Each of such environmental insurance policies is in full force and effect, is in an amount not less than the 100% of the

         balance of the related Mortgage Loan, has a term extending not less than 5 years after the maturity date of the related Mortgage Loan, the premiums for such policies have been paid in full and the Trustee is named as an insured under each of such policies, the Seller has delivered to the insurer all environmental reports in its possession.
         To the Seller's knowledge, in reliance on such environmental reports and except as set forth in such environmental reports, each Mortgaged
         Property is in material compliance with all applicable federal, state and local environmental laws, and to the Seller's knowledge, no notice of violation of such laws has been issued by any governmental agency or authority, except, in all cases, as indicated in such environmental reports or other documents previously provided to the Rating Agencies;
         and the Seller has not taken any action which would cause the Mortgaged
         Property to not be in compliance with all federal, state and local environmental laws pertaining to environmental hazards;

                     (xxviii) (1) Each Mortgage Loan contains provisions for the acceleration of the payment of the unpaid principal balance of such
         Mortgage Loan if, without the consent of the holder of the Mortgage
         (and the Mortgage requires the mortgagor to pay all fees and expenses associated with obtaining such consent), the related Mortgaged Property is directly or indirectly transferred or sold, and (2) except with respect to transfers of certain interests in the related borrower to persons already holding interests in the borrower, their family members, affiliated companies and other estate planning related transfers that satisfy certain criteria specified in the related
         Mortgage (which criteria is consistent with the practices of prudent commercial mortgage lenders) or any transfers in connection with the death or disability of owners of the borrower, each Mortgage Loan also contains the provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage, (and the Mortgage requires the mortgagor to pay all fees and expenses associated with obtaining such consent) a majority interest in the related borrower is directly or indirectly transferred or sold;

                     (xxix) All improvements included in the related appraisal
         are within the boundaries of the related Mortgaged Property, except for encroachments onto adjoining parcels for which the Seller has obtained title insurance against losses arising therefrom or that do not materially and adversely affect the use or value of such Mortgaged
         Property. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value of such Mortgaged Property, the security provided by the Mortgage, the current use of the Mortgaged
         Property, or the related borrower's operations at the Mortgaged
         Property;

                     (xxx) The information pertaining to the Mortgage Loans
         which is set forth in the Mortgage Loan Schedule attached as an exhibit to this Mortgage Loan Purchase Agreement is complete and accurate in all material respects as of the dates of the information set forth therein (or, if not set forth therein, as of the Cut-Off Date);

                     (xxxi) With respect to any Mortgage Loan where all or any
         portion of the estate of the related borrower therein is a leasehold estate under a ground lease, and the related Mortgage does not also encumber the related lessor's fee interest in such

                                       10

         Mortgaged Property, based upon the terms of the ground lease and any estoppel received from the ground lessor, the Seller represents and warrants that:

                                    (1) The ground lease or a memorandum
                           regarding such ground lease has been duly recorded.
                           The ground lease permits the interest of the lessee
                           to be encumbered by the related Mortgage and does not
                           restrict the use of the related Mortgaged Property by
                           such lessee, its successors or assigns in a manner
                           that would adversely affect the security provided by
                           the related Mortgage. To the Seller's knowledge,
                           there has been no material change in the terms of the
                           ground lease since its recordation, except by any
                           written instruments which are included in the related
                           mortgage file;

                                    (2) The lessor under such ground lease has
                           agreed in a writing included in the related mortgage
                           file that the ground lease may not be amended,
                           modified, canceled or terminated without the prior
                           written consent of the lender and that any such
                           action without such consent is not binding on the
                           lender, its successors or assigns;

                                    (3) The ground lease has an original term
                           (or an original term plus one or more optional
                           renewal terms, which, under all circumstances, may be
                           exercised, and would be enforceable, by the lender)
                           that extends not less than 10 years beyond the
                           amortization term of the related Mortgage Loan;

                                    (4) Based on the title insurance policy (or
                           binding commitment therefor) obtained by the Seller,
                           the ground lease is not subject to any liens or
                           encumbrances superior to, or of equal priority with,
                           the Mortgage, subject to Permitted Encumbrances and
                           liens that encumber the ground lessor's fee interest;

                                    (5) Under the terms of the ground lease, the
                           ground lease is assignable to the lender and its
                           assigns without the consent of the lessor thereunder;

                                    (6) The ground lease is in full force and
                           effect, the Seller has no actual knowledge that any
                           default beyond applicable notice and grace periods
                           has occurred, and to the Seller's knowledge, there is
                           no existing condition which, but for the passage of
                           time or giving of notice, would result in a default
                           under the terms of the ground lease;

                                    (7) The ground lease or ancillary agreement,
                           which is part of the Mortgage File, between the
                           lessor and the lessee requires the lessor to give
                           notice of any default by the lessee to the lender;

                                    (8) The lender is permitted a reasonable
                           opportunity (including, where necessary, sufficient
                           time to gain possession of the interest of the lessee
                           under the ground lease through legal proceedings, or

                                       11

                           to take other action so long as the lender is
                           proceeding diligently) to cure any default under the
                           ground lease which is curable after the receipt of
                           notice of any default before the lessor may terminate
                           the ground lease. All rights of the lender under the
                           ground lease and the related Mortgage (insofar as it
                           relates to the ground lease) may be exercised by or
                           on behalf of the lender;

                                    (9) The ground lease does not impose any
                           restrictions on subletting that would be viewed as
                           commercially unreasonable by a prudent commercial
                           mortgage lender. The lessor is not permitted to
                           disturb the possession, interest or quiet enjoyment
                           of any subtenant of the lessee in the relevant
                           portion of the Mortgaged Property subject to the
                           ground lease for any reason, or in any manner, which
                           would adversely affect the security provided by the
                           related Mortgage;

                                    (10) Under the terms of the ground lease and
                           the related Mortgage, any related insurance proceeds
                           or condemnation award (other than in respect of a
                           total or substantially total loss or taking) will be
                           applied either to the repair or restoration of all or
                           part of the related Mortgaged Property, with the
                           lender or a trustee appointed by it having the right
                           to hold and disburse such proceeds as repair or
                           restoration progresses (except in such cases where a
                           provision entitling another party to hold and
                           disburse such proceeds would not be viewed as
                           commercially unreasonable by a prudent commercial
                           mortgage lender), or to the payment of the
                           outstanding principal balance of the Mortgage Loan,
                           together with any accrued interest, except that in
                           the case of condemnation awards, the ground lessor
                           may be entitled to a portion of such award;

                                    (11) Under the terms of the ground lease and
                           the related Mortgage, any related insurance proceeds,
                           or condemnation award in respect of a total or
                           substantially total loss or taking of the related
                           Mortgaged Property will be applied first to the
                           payment of the outstanding principal balance of the
                           Mortgage Loan, together with any accrued interest
                           (except as provided by applicable law or in cases
                           where a different allocation would not be viewed as
                           commercially unreasonable by a prudent commercial
                           mortgage lender, taking into account the relative
                           duration of the ground lease and the related Mortgage
                           and the ratio of the market value of the related
                           Mortgaged Property to the outstanding principal
                           balance of such Mortgage Loan). Until the principal
                           balance and accrued interest are paid in full,
                           neither the lessee nor the lessor under the ground
                           lease will have an option to terminate or modify the
                           ground lease without the prior written consent of the
                           lender as a result of any casualty or partial
                           condemnation; and

                                    (12) Provided that the lender cures any
                           defaults which are susceptible to being cured, the
                           lessor has agreed to enter into a new lease

                                       12

                           upon termination of the ground lease for any reason,
                           including rejection of the ground lease in a
                           bankruptcy proceeding;

                     (xxxii) With respect to any Mortgage Loan where all or a
         material portion of the estate of the related borrower therein is a leasehold estate, but the related Mortgage also encumbers the related lessor's fee interest in such Mortgaged Property: (a) such lien on the related fee interest is evidenced by the related Mortgage, (b) such
         Mortgage does not by its terms provide that it will be subordinated to the lien of any other mortgage or encumbrance upon such fee interest,
         (c) upon the occurrence of a default under the terms of such Mortgage by the related borrower, any right of the related lessor to receive notice of, and to cure, such default granted to such lessor under any agreement binding upon the lender would not be considered commercially unreasonable in any material respect by prudent commercial mortgage lenders, (d) the related lessor has agreed in a writing included in the related Mortgage File that the related ground lease may not be amended or modified without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns, and (e) the related ground lease is in full force and effect, and the Seller has no actual knowledge that any default beyond applicable notice and grace periods has occurred or that there is any existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease;

                     (xxxiii) With respect to Mortgage Loans that are
         cross-collateralized or cross-defaulted, all other loans that are cross-collateralized by or cross-defaulted with such Mortgage Loans are being transferred to the Depositor;

                     (xxxiv) Neither Seller nor any affiliate thereof has any
         obligation to make any capital contribution to any borrower under a
         Mortgage Loan, other than contributions made on or prior to the date hereof;

                     (xxxv) (1) The Mortgage Loan is directly secured by a
         Mortgage on a commercial property or multifamily residential property, and (2) the fair market value of such real property, as evidenced by an appraisal satisfying the requirements of FIRREA conducted within 12 months of the origination of the Mortgage Loan, was at least equal to
         80% of the principal amount of the Mortgage Loan (a) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the
         Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or
         (b) at the date hereof; provided that the fair market value of the real property must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage
         Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (a) and (b) shall be made on an aggregated basis);

                     (xxxvi) There are no subordinate mortgages encumbering the related Mortgaged Property, nor are there any preferred equity interests held by the lender or any mezzanine debt related to such
         Mortgaged Property, except as set forth in the Prospectus

                                       13

         Supplement, this Exhibit A or in the Exception Report to this Mortgage
         Loan Purchase Agreement;

                     (xxxvii) The Mortgage Loan Documents executed in connection with each Mortgage Loan having an original principal balance in excess of $5,000,000 require that the related borrower be a single-purpose entity (for this purpose, "single-purpose entity" shall mean an entity, other than an individual, having organizational documents which provide substantially to the effect that it is formed or organized solely for the purpose of owning and operating one or more Mortgaged Properties, is prohibited from engaging in any business unrelated to such property and the related Mortgage Loan, does not have any assets other than those related to its interest in the related Mortgaged Property or its financing, or any indebtedness other than as permitted under the related Mortgage Loan). To the Seller's actual knowledge, each borrower has fully complied with the requirements of the related Mortgage Note and Mortgage and borrower's organizational documents regarding single-purpose entity status;

                     (xxxviii) Each Mortgage Loan prohibits the related borrower from mortgaging or otherwise encumbering the Mortgaged Property, or any controlling equity interest in the borrower, without the prior written consent of the mortgagee or the satisfaction of debt service coverage or similar criteria specified in the Note or Mortgage which would be acceptable to a reasonably prudent commercial mortgage lender, and, except in connection with trade debt and equipment financings in the ordinary course of borrower's business, from carrying any additional indebtedness, except, in each case, liens contested in accordance with the terms of the Mortgage Loan or, with respect to each Mortgage Loan having an original principal balance of less than $4,000,000, any unsecured debt;

                     (xxxix) Each borrower covenants in the Mortgage Loan
         documents that it shall remain in material compliance with all material licenses, permits and other legal requirements necessary and required to conduct its business;

                     (xl) Each Mortgaged Property (a) is located on or adjacent to a dedicated road, or has access to an irrevocable easement permitting ingress and egress, (b) is served by public utilities and services generally available in the surrounding community or otherwise appropriate for the use in which the Mortgaged Property is currently being utilized, and (c) constitutes one or more separate tax parcels or is covered by an endorsement with respect to the matters described in
         (a), (b) or (c) under the related title insurance policy (or the binding commitment therefor);

                     (xli) Based solely on a flood zone certification or a
         survey of the related Mortgaged Property, if any portion of the improvements on the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency or the Secretary of Housing
         and Urban Development as having special flood hazards categorized as
         Zone "A" or Zone "V" and flood insurance is available, the terms of the
         Mortgage Loan require the borrower to maintain flood insurance, or at such borrower's failure to do so, authorizes the Lender to maintain such insurance at the cost and expense of the borrower and such insurance is in full force and effect in an amount not less than

                                       14

         the lesser of (1) the replacement cost of the material improvements on such Mortgaged Property, (2) the balance of the Mortgage Loan and (3)
         the maximum amount of insurance available under the applicable National
         Flood Insurance Administration Program;

                     (xlii) With respect to each Mortgage which is a deed of
         trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with applicable law or may be substituted in accordance with applicable law by the related mortgagee, and except in connection with a trustee's sale after a default by the related borrower, no fees are payable to such trustee, and such fees payable are payable by the borrower;

                     (xliii) Except as disclosed in the Exception Report to this
         Mortgage Loan Purchase Agreement, to the knowledge of the Seller as of the date hereof, there was no pending action, suit or proceeding, arbitration or governmental investigation against any borrower or
         Mortgaged Property, an adverse outcome of which would materially and adversely affect such borrower's ability to perform under the related
         Mortgage Loan;

                     (xliv) No advance of funds has been made by the Seller to
         the related borrower (other than mezzanine debt and the acquisition of preferred equity interests by the preferred equity interest holder, as disclosed in the Prospectus Supplement), and no funds have, to the
         Seller's knowledge, been received from any person other than, or on behalf of, the related borrower, for, or on account of, payments due on the Mortgage Loan;

                     (xlv) To the extent required under applicable law, as of
         the Cut-off Date or as of the date that such entity held the Note, each holder of the Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized did not materially and adversely affect the enforceability of such Mortgage Loan;

                     (xlvi) All collateral for the Mortgage Loans is being
         transferred as part of the Mortgage Loans;

                     (xlvii) Except as disclosed in the Exception Report to this
         Mortgage Loan Purchase Agreement or the Prospectus Supplement with respect to the Crossed Loans and Multiple Property Loans, no Mortgage
         Loan requires the lender to release any portion of the Mortgaged
         Property from the lien of the related Mortgage except upon (a) payment in full or defeasance of the related Mortgage Loan, (b) the satisfaction of certain legal and underwriting requirements that would be customary for prudent commercial mortgage lenders, which in all events include payment of a release price at least 125% of the appraised value of the property to be released or of the allocated loan amount of such property, (c) releases of unimproved out-parcels or (d)
         releases of other portions of the Mortgaged Property which will not have a material adverse effect on the use or value of the collateral for the related Mortgage Loan and which were given no value in the appraisal of the Mortgaged Property or of that portion of the Mortgaged
         Property used to calculate the loan-to-value ratio of the Mortgaged
         Property for underwriting purposes.

                                       15

         No release or partial release of any Mortgaged Property, or any portion thereof, expressly permitted or required pursuant to the terms of any
         Mortgage Loan would constitute a significant modification of the related Mortgage Loan under Treas. Reg. Section 1.860G-2(b)(2);

                     (xlviii) Any insurance proceeds in respect of a casualty
         loss or taking will be applied either to (a) the repair or restoration of all or part of the related Mortgaged Property, with, in the case of all casualty losses or takings in excess of a specified amount or percentage of the related loan amount that a prudent commercial lender would deem satisfactory and acceptable, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses (except in any case where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender) or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon;

                     (xlix) (l) Each Form UCC-1 financing statement, if any,
         filed with respect to personal property constituting a part of the related Mortgaged Property and each Form UCC-2 or UCC-3 assignment, if any, of such financing statement to the Seller was, and each Form UCC-3 assignment, if any, of such financing statement in blank which the
         Trustee or its designee is authorized to complete (but for the insertion of the name of the assignee and any related filing information which is not yet available to the Seller) is, in suitable form for filing in the filing office in which such financing statement was filed;

                     (l) To the Seller's knowledge, (a) each commercial lease
         covering more than 10% (20% in the case of any Mortgage Loan having an original principal balance less than $2,500,000) of the net leaseable area of the related Mortgaged Property is in full force and effect and
         (b) there exists no default under any such commercial lease either by the lessee thereunder or by the related borrower that could give rise to the termination of such lease;

                     (li) Based upon an opinion of counsel and/or other due
         diligence considered reasonable by prudent commercial mortgage lenders, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property. With respect to properties with a Stated Principal Balance of over $10,000,000, if the related Mortgaged Property does not so comply, to the extent the Seller is aware of such non-compliance, it has required the related borrower to obtain law and ordinance insurance coverage in amounts customarily required by prudent commercial mortgage lenders;

                     (lii) Each Mortgage Loan constitutes a "qualified mortgage"
         within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulation (as defined herein) Section
         1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage or any substantially similar successor provision), the related
         Mortgaged

                                       16

         Property, if acquired by a REMIC in connection with the default or imminent default of such Mortgage Loan would constitute "foreclosure property" within the meaning of Code Section 860G(a)(8) and all
         Prepayment Premiums and Yield Maintenance Charges constitute "customary prepayment penalties" within the meaning of Treasury Regulation Section
         1.860G-1(b)(2);

                     (liii) With respect to any Mortgage Loan that pursuant to
         the Mortgage Loan Documents can be defeased, (i) the Mortgage Loan cannot be defeased within two years after the Closing Date, (ii) the borrower can pledge only United States government securities in an amount sufficient to make all scheduled payments under the Mortgage
         Loan when due, (iii) the borrower is required to provide independent certified public accountant's certification that the collateral is sufficient to make such payments, (iv) the loan may be required to be assumed by a single-purpose entity designated by the holder of the
         Mortgage Loan, (v) the borrower is required to provide an opinion of counsel that the trustee has a perfected security interest in such collateral prior to any other claim or interest, (vi) the borrower is required to pay all Rating Agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant's fees and opinions of counsel, (vii) with respect to any Significant Loan (as defined in the Pooling and
         Servicing Agreement), the borrower is required to provide an opinion of counsel that such defeasance will not cause any REMIC created under the
         Pooling and Servicing Agreement to fail to qualify as a REMIC for federal or applicable state tax purposes and (viii) with respect to any
         Significant Loan (as defined in the Pooling and Servicing Agreement), the borrower must obtain confirmation from each Rating Agency that the defeasance would not result in such Rating Agency's withdrawal, downgrade or qualification of the then current rating of any class of
         Certificates rated by such Rating Agency;

                     (liv) The Mortgage Loan Documents for each Mortgage Loan
         provide that the related borrower thereunder shall be liable to the lender for any losses incurred by the lender due to (i) the misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (ii) any willful act of material waste, (iii) any breach of the environmental covenants contained in the related Mortgage
         Loan Documents, and (iv) fraud by the related borrower; provided that, with respect to clause (iii) of this sentence, an indemnification against losses related to such violations or environmental insurance shall satisfy such requirement;

                     (lv) If such Mortgage Loan is an ARD Loan, it commenced
         amortizing on its initial scheduled Due Date and provides that: (i) its
         Mortgage Rate will increase by no less than two percentage points in connection with the passage of its Anticipated Repayment Date and so long as the Mortgage Loan is an asset of the Trust Fund; (ii) its
         Anticipated Repayment Date is not less than seven years following the origination of such Mortgage Loan; (iii) no later than the related
         Anticipated Repayment Date, if it has not previously done so, the related borrower is required to enter into a "lockbox agreement"
         whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the Master
         Servicer; and (iv) any cash flow from the related Mortgaged Property that is applied to amortize such Mortgage Loan

                                       17

         following its Anticipated Repayment Date shall, to the extent such net cash flow is in excess of the Monthly Payment payable therefrom, be net of budgeted and discretionary (servicer approved) capital expenditures;

                     (lvi) Except as disclosed in the Prospectus Supplement, no
         Mortgage Loan, and no group of Mortgage Loans made to the same borrower and to borrowers that are Affiliates, accounted for more than 5.0% of the aggregate of the Stated Principal Balances of all of the mortgage loans sold to the Depositor by Column Financial, Inc. and PNC Bank,
         National Association pursuant to those certain Mortgage Loan Purchase
         Agreements, each dated as of August 11, 2004, between the Depositor and
         Column Financial, Inc, between the Depositor and PNC Bank, National
         Association and between the Depositor, Column Financial, Inc. and
         KeyBank National Association, as of the respective Cut-Off Dates;

                     (lvii) Except for the Mortgage Loans with an initial
         principal balance less than $3,000,000, in connection with its origination or acquisition of each Mortgage Loan, the Seller obtained an appraisal of the related Mortgaged Property, which appraisal is signed by an appraiser, who, to the Seller's actual knowledge, had no interest, direct or indirect, in the borrower, the Mortgaged Property or in any loan made on the security of the Mortgaged Property, and whose compensation was not affected by the approval or disapproval of the Mortgage Loan; and

                     (lviii) Each Mortgage Loan bears interest at a rate that
         remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan after its Anticipated Repayment Date and except for the imposition of a default rate.

                                       18

                                                                       EXHIBIT B

                                   [RESERVED]

                                                         EXH. B-1